UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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JLG INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JLG INDUSTRIES, INC.
1 JLG Drive
McConnellsburg, Pennsylvania 17233
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Thursday, November 17, 2005
Dear Shareholder:
      The 2005 annual meeting of shareholders (the “Annual Meeting”) of JLG Industries, Inc. (the “Company”) will be held at the Fountainhead Country Club, 13316 Fountain Head Road, Hagerstown, Maryland 21742 on Thursday, November 17, 2005 at 9:00 a.m. You can find directions to the meeting on the back cover of the proxy statement, which accompanies this notice. At the Annual Meeting you will be asked:

1.	To elect a board of nine directors of the Company to hold office until the next Annual Meeting or until their successors shall be elected and qualified.

2.	To approve the Company’s 2005 Restated Annual Management Incentive Plan.

3.	To approve the Company’s 2005 Long Term Incentive Plan.

4.	To ratify the selection by the Audit Committee of the Company’s Board of Directors of the independent auditor for the 2006 fiscal year.

5.	To consider such other business as may properly come before the Annual Meeting.
      You may vote by proxy or in person at this meeting (or any postponements or adjournments of the meeting) if you were a shareholder of record of JLG stock at the close of business on September 30, 2005.
      Your vote is important to us. Please promptly sign, date and mail the enclosed proxy card in the postage-paid return envelope provided.

For the Board of Directors,

Thomas D. Singer
Secretary
October 3, 2005

PROXY STATEMENT

PROXY STATEMENT
VOTING PROCEDURES AND OTHER GENERAL MATTERS
      In this proxy statement, “JLG”, “Company”, “we” and “our” all refer to JLG Industries, Inc.
Why am I receiving this proxy statement?
      JLG’s Board of Directors (the “Board”) is soliciting proxies for JLG’s 2005 annual meeting of shareholders (the “Annual Meeting”). You are receiving a proxy statement because you owned shares of JLG common stock on September 30, 2005 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
      The notice of annual meeting, proxy statement and proxy card are being mailed to shareholders on or about October 12, 2005.
What will I be voting on?

1.	The election to the Board of nine directors.

2.	A proposal to approve the Company’s 2005 Restated Annual Management Incentive Plan.

3.	A proposal to approve the Company’s 2005 Long Term Incentive Plan.

4.	A proposal to ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as JLG’s independent auditor for the 2006 fiscal year.

5.	Any other business that may properly come before the meeting.
How do I vote?
      You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.
      Follow the instructions on your voting instruction form. You may vote by filling out the enclosed proxy card, signing it, and mailing it in the enclosed postage prepaid envelope.
      If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record to see which voting options are available to you.
      If you hold shares through one of JLG’s employee savings plans, your vote must be received by November 14, 2005 or the shares represented by the proxy card will not be voted.
Can I change my vote?
      Yes. At any time before your proxy is voted, you may change your vote by:

•	revoking your proxy by written notice to the Corporate Secretary, JLG Industries, Inc., 1 JLG Drive, McConnellsburg, Pennsylvania 17233;

•	delivering a later-dated proxy; or

•	voting in person at the Annual Meeting.
      If you hold your shares in “street name”, please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your proxy.

How many votes do I have?
      You will have one vote for every share of JLG common stock that you owned on September 30, 2005.
How many shares are entitled to vote?
      There were 51,658,223 shares of JLG common stock outstanding on September 30, 2005 that will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. There is no cumulative voting.
How many votes must be present to hold the meeting?
      Under JLG’s By-Laws, a majority of the votes that can be cast must be present, in person or by proxy, to hold the Annual Meeting.
How many votes are needed for the proposals to pass?
      Directors are elected by a plurality and the nine nominees who receive the most votes will be elected. Each other matter submitted for shareholder approval shall be approved upon the affirmative vote of a majority of the votes cast by shareholders.
What if I vote “abstain”?
      A vote to “abstain” on the election of directors will have no effect on the outcome. For the purposes of determining whether shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.
      If you vote “abstain”, your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.
What if I don’t return my proxy card and don’t attend the meeting?
      If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.
      If you hold your shares in “street name”, and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange, your record holder can vote your shares on the election of directors and ratification of Ernst & Young LLP as our independent auditor. However, under the New York Stock Exchange rules, unless you give your record holder specific voting instructions your shares cannot be voted on “non-routine” proposals, such as Proposals 2 and 3.
      If you don’t give your record holder specific voting instructions and your record holder does not vote, the votes will be “broker non-votes”. “Broker non-votes” will have no effect on the vote for the election of directors, but will have the same effect as voting “against” Proposals 2 and 3. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.
What happens if a nominee for director declines or is unable to accept election?
      If you vote by proxy, and if unforeseen circumstances make it necessary for the Board of Directors to substitute another person for a nominee, we will vote your shares for that other person.
Who pays the cost of soliciting proxies?
      JLG will pay the costs of soliciting proxies, including out-of-pocket costs and expenses incurred by brokers, fiduciaries, custodians and other nominees in distributing JLG’s proxy materials to, and receiving instructions relating to such materials from beneficial owners of JLG’s common stock. Officers, directors, or other employees of the Company, acting on our behalf, may also solicit proxies. These people will not be compensated by the Company for such solicitation activities, except for reimbursement for actual expenses they incur. In addition to soliciting proxies by mail, proxies may be solicited personally, by telephone, facsimile, electronic means and by other appropriate means if authorized and if deemed advisable. The Company has also engaged the proxy soliciting firm of D.F. King & Co., Inc. for a fee not to exceed $5,500 plus out-of-pocket expenses.
Will I receive a copy of JLG’s annual report?
      We have mailed you our Annual Report for the year ended July 31, 2005 with this proxy statement. The Annual Report includes JLG’s audited financial statements, along with other financial information, and we urge you to read it carefully.
How can I receive a copy of JLG’s Form 10-K?
      You can obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended July 31, 2005 by:

•	writing to:

Juna Rowland
Vice President, Corporate and Investor Relations
JLG Industries, Inc.
13224 Fountainhead Plaza
Hagerstown, Maryland 21742-2678; or

•	accessing JLG’s Internet site at www.jlg.com (under the Investor Relations section).
      You can also obtain a copy of JLG’s Form 10-K and other periodic filings with the Securities and Exchange Commission from the SEC’s EDGAR database at www.sec.gov.
PROPOSAL 1
ELECTION OF DIRECTORS
      The persons named in the following table have been nominated by the Board for election as directors at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors shall be elected and qualified.
      The Board recommends that shareholders vote FOR the election as directors of the nominees named below.
Nominees for Directors

		Director
Name	Age	Since	Background Information

Roy V. Armes	52	2000	Corporate Vice President and General Director, Whirlpool Mexico, S.A. de C.V., Whirlpool Corporation; prior to 2002, Corporate Vice President, Global Procurement Operations, Whirlpool Corporation.
Thomas P. Capo	54	2005	Chairman of the Board, Dollar Thrifty Automotive Group, Inc.; Director, Sonic Automotive, Inc.
William K. Foster	57	2005	Senior Vice President and Chief Financial Officer, FMC Corporation; prior to 2001, Vice President and General Manager of FMC Corporation’s Agricultural Products Group.

		Director
Name	Age	Since	Background Information

William M. Lasky	58	1999	Chairman of the Board, President and Chief Executive Officer of JLG; prior to 2001, President and Chief Executive Officer; prior to 2000, President and Chief Operating Officer; Director, Stoneridge, Inc.
James A. Mezera	75	1984	President, Mezera and Associates, Inc., a management consulting firm.
David L. Pugh	57	2004	Chairman of the Board and Chief Executive Officer of Applied Industrial Technologies, Inc.; prior to October 2000, Chief Executive Officer of Applied Industrial Technologies, Inc.
Stephen Rabinowitz	62	1994	Retired Chairman of the Board, President and Chief Executive Officer, General Cable Corporation; Director, Energy Conversion Devices, Inc. and Columbus McKinnon Corporation
Raymond C. Stark	62	2000	Retired Corporate Vice President, Six Sigma and Productivity, Honeywell International, Inc.
Thomas C. Wajnert	62	1994	Managing Director, FairView Advisors, LLC; Director, Reynolds American, Inc. and NYFIX, Inc.; prior to 2002, Chairman of the Board and Chief Executive Officer, Epix Holdings, Inc.
      Each nominee for director listed above has been employed in the capacity noted for more than five years, except as indicated. There are no family relationships among or between any of the above-named nominees for director and any of the Company’s executive officers.
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
      Board of Directors Structure and Operations. The Board’s role in corporate governance is reflected in the Company’s Principles of Corporate Governance, Code of Business Ethics and Conduct, and structure of committees that operate under written charters. The Principles of Corporate Governance, Code of Business Ethics and Conduct, criteria for determinations regarding director independence and charters for our five standing committees — Audit, Compensation, Directors and Corporate Governance, Finance and Executive — may be viewed on the Company’s website: www.jlg.com.
      Currently the Board is comprised of nine directors, eight of whom are not employees of the Company. In accordance with the Company’s Principles of Corporate Governance, and based on our published Director Independence Standards attached as Appendix A to this proxy statement, the Board has determined that none of the eight non-employee directors has any material relationship with the Company and that each satisfies the “independence” requirements of the New York Stock Exchange listing standards and applicable Securities and Exchange Commission regulations. Each of the standing committees is comprised solely of directors that satisfy these independence requirements, except for the Executive Committee, of which the Chairman of the Board and Chief Executive Officer is the only non-independent member.
      The Board has not appointed a single “lead director”. The Board believes that its members collaborate well and welcomes the initiative of any director on any issue that a director perceives to require Board attention. More generally, the Board looks to the Chairmen of each of the Audit, Compensation, Directors and Corporate Governance, and Finance Committees to lead Board consideration of any matters within the jurisdiction of the applicable committee. Non-management directors may meet in executive sessions, without the Chief Executive Officer, at any time, and such sessions are held at all regularly scheduled meetings of the Board. The Board has adopted a schedule for rotation among all independent directors of the responsibility for presiding over these executive sessions.
      The Board met seven times during the 2005 fiscal year and all of the directors attended 75% or more of the meetings of the Board and committees on which they served with the exception of Mr. Capo who attended 67% of such meetings. Directors are expected to attend Board meetings, meetings of committees on which they serve, and shareholder meetings, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Six of the current directors attended the fiscal 2004 annual meeting. Messrs. Capo and Foster joined the Board subsequent to the fiscal 2004 annual meeting.
      Committee Descriptions. The Audit Committee has the role and responsibilities set forth in a written Charter adopted by the Board, which is attached as Appendix B to this proxy statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. Based on the attributes, education and experience requirements set forth in Section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations (including New York Stock Exchange listing requirements), the Board has determined that Messrs. Mezera and Capo qualify as “Audit Committee Financial Experts.”
      The Compensation Committee principally evaluates the performance of the Chief Executive Officer; reviews his evaluation of the other officers’ performance; recommends compensation arrangements for all officers of the Company, including salaries, bonuses and other supplemental compensation programs; administers the Company’s Long Term Incentive Plan and Annual Management Incentive Plan; and reviews all other officer-related benefit plans and management development programs.
      The Directors and Corporate Governance Committee is responsible for identifying and recommending to the Board appropriate areas of expertise to be represented on the Board; identifying qualified candidates to fill Board positions; reviewing and recommending the slate of directors to be submitted for election by the shareholders at each annual meeting; reviewing any such shareholder nominations of directors to determine whether they comply with substantive and procedural requirements; recommending to the Board staffing of committees and reviewing the scope of each committee’s responsibilities; reviewing shareholder proposals for inclusion in the Company’s proxy materials and determining whether they comply with substantive and procedural requirements; recommending to the Board appropriate levels of director compensation and compensation programs; reviewing and advising the Board regarding management succession plans; and evaluating the performance of the Board and current directors.
      The Executive Committee’s principal purposes are to (i) serve as a “sounding board” for the chief executive officer to develop and hone issues or initiatives for further action by the Board or other committees, and (ii) exercise during intervals between meetings of the Board the powers of the Board, except as otherwise limited by the committee’s charter.
      The Finance Committee is responsible for overseeing the Company’s capital, finance and investment policies, objectives and transactions. Within this oversight role, this committee exercises the full powers and authority of the Board except for certain categories of transactions with respect to which its role is limited to reviewing and making recommendations to the Board.

      The following table shows the current membership of each committee and the number of meetings held by each committee during fiscal 2005:

Directors and
Corporate
	Audit	Compensation	Governance	Executive	Finance
Director	Committee	Committee	Committee	Committee	Committee

Roy V. Armes	X		X
Thomas P. Capo	X				X
William K. Foster		X	X
William M. Lasky				Chair
James A. Mezera	Chair			X	X
David L. Pugh		X	X
Stephen Rabinowitz	X			X	Chair
Raymond C. Stark		X	Chair	X
Thomas C. Wajnert		Chair		X	X
Fiscal 2005 meetings	5	4	4	1	3
      Director Nominations and Shareholder Communications to the Board of Directors. As noted in the committee descriptions, the Directors and Corporate Governance Committee has primary responsibility for recommending actions with respect to the composition and membership of the Board. In addition to the procedural qualifications for director candidates to be a “Qualified Nominee” as set forth in the Company’s By-Laws, the Committee will recommend director candidates based upon their abilities and experience in leadership and general business management, with a view toward including within the Board directors with a diversity of skills and backgrounds, as well as particular expertise in various disciplines including accounting or finance, marketing, manufacturing, engineering, and international markets. While there are no specific, substantive qualifications that the Directors and Corporate Governance Committee believes must be met by a candidate, in recommending director candidates, the Committee will seek to balance continuity in the Company’s operations with the need to ensure that the Board is open to new ideas and able to critically re-examine the status quo. The Committee will also consider the attributes of the candidate, including his or her independence, integrity, diversity, and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. Candidates recommended by the Company’s shareholders, directors, officers, third party search firms and other sources may be considered by the Committee, and regardless of the source of the recommendation, such candidates will be reviewed in the same manner and recommended for nomination solely on the basis of merit.
      As provided in the Principles of Corporate Governance, the Board encourages directors to hold substantial positions in Company stock at levels that comply with market-based guidelines for share ownership. To that end the Board has established a guideline that a director own at least 5,000 shares of Company stock within five years of initial election.
      Director nominations, other than those by or at the direction of the Board, may be made pursuant to written notice received by the Corporate Secretary of the Company at 1 JLG Drive, McConnellsburg, PA 17233 no later than ninety days prior to the anniversary date of the previous year’s annual meeting. Such notice must be accompanied by written statements signed by each person so nominated setting forth all information in respect of such person that would be required by Rule 14a-3 promulgated by the Securities and Exchange Commission if such person had been nominated by the Board and stating that such person consents to such nomination and consents to serve as director of the Company if elected. Additionally, each such nominee must be a “Qualified Nominee” as determined in accordance with the Company’s By-Laws.
      The Company paid fees to an unaffiliated third party search firm in fiscal 2005 to assist the Directors and Corporate Governance Committee in identifying and screening possible candidates for nomination.

      Communications with the Audit Committee regarding Audit, Accounting or Business Ethics Matters. As detailed in the Company’s Code of Business Conduct and Ethics, persons wishing to communicate with the Audit Committee regarding audit, accounting, or business ethics matters may do so either by calling the Company’s Ethics Hotline at (866) 544-3844, or by sending a written communication addressed to Audit Committee Chairperson by regular mail to JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, MD 21742, or by email to ethicsline@jlg.com. All such communications will be forwarded directly to the Chairman of the Audit Committee.
      Other Communications with the Board of Directors. Shareholders who wish to communicate with members of the Board regarding other matters may do so by sending a written communication by regular mail addressed to the applicable director or committee c/o Corporate Secretary, JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, MD 21742, or by email to boardofdirectors@jlg.com. All such communications will be screened by the Company’s Corporate Secretary and forwarded to the applicable director or committee.
COMPENSATION OF DIRECTORS
      During fiscal 2005, we paid our directors who are not employees of the Company a $56,500 annual retainer. In addition, the committee chairmen received additional retainers for their services as chairmen as follows: the Audit Committee chairman received $10,000, the Compensation Committee chairman received $7,500, the Directors and Corporate Governance Committee chairman received $5,000 and the Finance Committee chairman received $5,000. Directors are also reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings and for other services rendered as a director. We do not pay any other committee retainers or meeting attendance fees.
      In addition, upon re-election following the 2004 annual shareholders meeting, each director received an award of a combination of restricted shares and options issued under the Company’s Long Term Incentive Plan having a then expected value of $50,000. 80% of the value was allocated to restricted shares and 20% to options, both vesting upon each director’s reelection to serve an additional term at the first annual meeting after the date of grant. The number of shares and options required to deliver the expected value was based on the average closing price of our common stock for the twenty trading days preceding the fifth day prior to the date of grant. The exercise price of the options was based on the fair market value of our common stock on the date of grant.
      The Company has a Directors’ Deferred Compensation Plan, which entitles each eligible director to defer the receipt of fees payable for services as a director, restricted share awards and/or gains on stock options. Any director who is not an employee of the Company is eligible to participate in the plan. Mr. Mezera elected to participate in the plan during fiscal 2005. Payments deferred under the plan are credited with an investment rate of return based upon investment indices available under the plan as selected by the participant. We evaluate our director compensation programs annually with the advice of an independent compensation consultant, and typically make any approved changes in our director compensation programs effective with the reorganization meeting of our Board following the annual shareholders meeting. We currently do not plan to make any changes in director compensation following our 2005 reorganization meeting.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee is responsible for assisting the Board in its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. The Audit Committee is also responsible for the compensation, appointment and oversight of Ernst & Young LLP (“E&Y”), the independent auditor for the Company. The Audit Committee’s responsibilities are more fully described in the Audit Committee Charter at Appendix B.

      Management is responsible for establishing and maintaining a reporting process and a system of internal financial controls for the Company and for the preparation of the financial statements in accordance with U.S. generally accepted accounting principles and an assessment on the effectiveness of the Company’s internal controls. E&Y is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the fairness and conformity of those financial statements to U.S. generally accepted accounting principles and a report on management’s assessment of the effectiveness of internal controls. The Audit Committee is responsible for monitoring and overseeing each of these processes.

•	In this context, we have reviewed and discussed with management and E&Y the Company’s audited financial statements as of and for the year ended July 31, 2005 and management’s and E&Y’s reports with respect to internal controls.

•	We have discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

•	We have received and reviewed the written disclosures and the letter from E&Y required by Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board.

•	We have considered the compatibility of non-audit services with the independent auditor’s independence and have discussed with E&Y their independence. Audit, audit-related and any permitted non-audit services provided to the Company by E&Y are subject to pre-approval by the Audit Committee.
      Based on the Audit Committee’s review of the audited financial statements and discussions with management and E&Y, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2005 for filing with the Securities and Exchange Commission.
      This report is submitted by the Audit Committee of the Board

James A. Mezera (Chairman)
Roy V. Armes
Thomas P. Capo
Stephen Rabinowitz
REPORT OF THE COMPENSATION COMMITTEE
Executive Compensation Policies
      The Company’s executive compensation programs are designed to attract and retain qualified executives, to develop and manage implementation of the Company’s business plans and to provide appropriate incentives, based principally on objective criteria, that link compensation to individual and Company performance. The Compensation Committee, which is composed entirely of non-employee, independent directors, reviews executive compensation levels annually and recommends for Board consideration an annual compensation package for each executive officer. The package is comprised of:

•	Annual Base Salary

•	Cash bonus opportunity based upon annual performance objectives for the Company and the individual executive established under the Company’s Restated Management Incentive Plan.

•	Stock-based awards designed to provide intermediate and long-term incentives to enhance shareholder value.

      Total compensation available in the combined annual package for each executive officer will generally be set based on the Company’s financial condition, performance objectives correlated to the Company’s annual business plan and comparisons to the preceding year’s package. The Committee also evaluates compensation levels for comparable positions reflected in survey data provided by the Committee’s independent compensation consultant. The consultant seeks to compile survey data drawn from a broad group of industrial companies of generally comparable revenue size, with generally comparable officer positions and responsibilities. In considering all of these factors, the Committee seeks to set base salaries generally equivalent to median levels reflected in the survey data. In setting performance-based compensation, the Committee seeks to provide Company executives with the opportunity to earn total compensation generally approximating the 75th percentile levels reflected in the survey data. As a secondary comparative measure for Chief Executive Officer compensation, the Committee examines compensation practices of a selected group of capital equipment manufacturers. However, the Committee believes that the market for skilled senior management is not limited to capital equipment manufacturers and that a broad industry comparison offers a better basis for evaluating competitive compensation levels than comparison to executive compensation paid by firms included in either the selected group of capital equipment manufacturers examined by the Committee or the Peer Industry Group identified in the Report of Five-Year Cumulative Shareholder Return included in this proxy statement.
      The Committee, with advice from its independent compensation consultant, also evaluates, considers and from time-to-time approves, or recommends that the Board approve, retirement plans, deferred compensation plans, and perquisites for officers. The Company’s current retirement and deferred compensation plans and perquisites for officers are described in the Executive Compensation section of the proxy statement. Based on information from the Committee’s consultant, the Committee believes these plans and perquisites are generally competitive with similar programs offered by many other industrial companies and provide appropriate incentives to retain and motivate performance by Company officers.
Compensation for Fiscal Year 2005
      Annual compensation available for the Company’s executive officers for fiscal year 2005 consisted of a base salary and opportunity to earn a year-end cash bonus. The Committee also awarded stock options, restricted shares and performance shares under the Company’s Long Term Incentive Plan.
      Base Salaries. For fiscal 2005, aggregate base salary competitiveness for all executive officers as a group was generally within the range of the Committee’s compensation philosophy with almost all executive officers’ salaries falling within plus or minus 15% of the median of the survey data provided by the Committee’s compensation consultant.
      Cash Bonus Opportunity. For fiscal 2005, the Committee established opportunities for a cash bonus under the Management Incentive Plan that could be earned on the basis of specific individual performance objectives and on the basis of the Company’s achievement of various levels of earnings per share (EPS), manufacturing profit, trade working capital as a percentage of total sales, and EPS growth relative to a peer group. The Company generated record revenues and year-on-year EPS growth of 96.7%. In light of this performance and the performance of executive officers against their individual objectives, total bonuses paid under the Management Incentive Plan for fiscal 2005 approached the maximum levels available under the plan. Accordingly total cash compensation for all executive officers as a group fell at the 75th percentile of survey data and was consistent with the Committee’s stated compensation philosophy.
      Stock-based Awards. For fiscal 2005, the Committee also awarded to executive officers a blend of stock options, restricted shares and performance shares that provides intermediate and long-term incentives and that offers opportunities for executive officers to earn total direct compensation above the 50th percentile levels reflected in survey data. All awards are with respect to the Company’s common stock. In the aggregate, 93,000 stock options and 162,700 restricted shares were awarded to the executive officers. In addition, the Committee awarded a maximum of 52,000 performance shares to the executive officers.

      The stock options are exercisable at a price equal to fair market value of the Company’s common stock as of the date of the grant and vest ratably over three years subject to each grantee’s continued employment with the Company.
      Subject to each grantee’s continued employment with the Company, the shares of common stock issued pursuant to restricted share awards vest five years from the date of award or earlier on the grantee’s death or disability and, subject to a one-year initial holding period, retirement. Such shares also vest upon a Change in Control of the Company as defined in the Long Term Incentive Plan.
      The performance shares represent the right to receive shares of common stock based upon Company performance over a three-year period beginning August 1, 2005 and ending July 31, 2008. The performance shares will vest depending on the cumulative EPS of the Company during the performance period. In addition, subject to each grantee’s continued employment with the Company, the performance shares will have prorated accelerated vesting in the event of death, disability or retirement and full-accelerated vesting upon a Change in Control of the Company as defined in the Long Term Incentive Plan.
      The aggregate anticipated quantitative value of the stock-based awards was determined based on advice of the Committee’s independent compensation consultant using the Black-Scholes valuation method for stock options and with the intent that 25% of the quantitative value of stock-based awards being allocated to stock options, 59% to restricted shares, and 16% to performance shares.
Chief Executive Officer Compensation
      The Committee believes that the CEO, Mr. Lasky, continues to demonstrate effective leadership in setting sound strategies, growing the Company’s revenues, and focusing on improving long-term profitability and shareholder value.
      For fiscal 2005, the Committee recommended and the Board of Directors approved an increase in Mr. Lasky’s annual salary from $630,000 to $665,016, which placed his salary at the 50th percentile level reflected in survey data. Mr. Lasky earned a bonus of $1,130,527, under the Management Incentive Plan for fiscal 2005 based on the Company’s performance and on his achievement of individual performance objectives including executive development, our Six Sigma Program and attainment of business plan for recently acquired or established business units. Mr. Lasky’s total cash compensation for fiscal 2005 comprised of his salary and bonus, fell at the 75th percentile of survey data.
      In considering intermediate and long-term incentives for fiscal 2005, the Committee awarded Mr. Lasky 64,500 restricted shares, options to acquire 36,900 shares of common stock, and a maximum of 24,500 performance shares, depending on performance. The quantitative value of the awards was determined by the Committee based upon a multiple of Mr. Lasky’s salary established at the 75th percentile of compensation survey data. The restricted shares, options and performance shares vest as described in the discussion above regarding stock-based awards for executive officers.
Discussion of Corporate Tax Deduction for Compensation in Excess of $1 Million a Year
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) precludes a public corporation from taking a tax deduction in any year for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid executive officers. The $1 million annual deduction limit does not apply, however, to “performance-based compensation” as that term is defined in Internal Revenue Code Section 162(m) and regulations promulgated thereunder. Compensation deferred by an executive under a qualifying deferred compensation program also is not subject to the $1 million annual deduction limit if the compensation is paid after the individual ceases to be an executive officer.
      Compensation in respect of stock options and performance shares granted under the Company’s Long Term Incentive Plan qualifies as “performance-based compensation.” However, restricted share awards that contain performance-based vesting features, but that otherwise vest over time subject to an executive’s continued employment with the Company, do not meet the technical requirements for “performance-based compensation.” The Committee previously granted awards of this type that would vest early based on the Company achieving certain levels of share price appreciation as a means of creating incentives both to retain key personnel and to increase shareholder value. With the Company’s share price appreciation, certain restricted shares containing increase-in-share-price triggers vested during fiscal 2005. In addition, bonuses paid under the Management Incentive Plan for fiscal 2005 were not eligible for the performance-based compensation exemption because the shareholder-approved plan expired at the end of fiscal 2004. Accordingly, during fiscal 2005 Messrs. Lasky and Woodward received non-performance-based compensation exceeding $1 million.
      This report is submitted by the Compensation Committee of the Board of Directors.

Thomas C. Wajnert (Chairman)
W. Kim Foster
David L. Pugh
Raymond C. Stark

EXECUTIVE COMPENSATION
      The following tables and narrative identify the Company’s executive officers and set forth compensation information for the Company’s Chief Executive Officer and its four most highly compensated executive officers (the “Named Executive Officers”) as of the end of the 2005 fiscal year.
Summary Compensation Table

					Long Term
					Compensation Awards

	Annual Compensation				Restricted
				Other Annual	Stock		All Other
Name, Age and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options(4)	Compensation(5)

William M. Lasky, 58	2005	$665,016	$1,130,527	—	$1,905,975	36,900	$101,339
Chairman of the Board,	2004	630,000	783,864	—	1,122,800	69,400	60,568
President and Chief	2003	600,000	153,000	—	1,206,330	137,800	17,790
Executive Officer
James H. Woodward, Jr., 52	2005	390,000	475,249	—	614,640	11,900	10,145
Executive Vice President	2004	375,000	346,054	—	315,000	19,400	11,165
and Chief Financial	2003	350,016	102,721	—	372,800	42,600	8,083
Officer
Craig E. Paylor, 49	2005	305,016	274,514	—	431,430	8,300	35,031
Senior Vice President,	2004	292,008	182,584	—	163,800	10,100	29,232
North America Sales,	2003	270,428	44,720	—	175,380	20,000	11,667
Marketing and Customer Support
Thomas D. Singer, 53	2005	305,016	268,784	—	431,430	8,300	38,756
Senior Vice President,	2004	280,008	163,612	—	156,800	9,700	32,762
General Counsel and	2003	245,016	49,781	—	154,840	17,700	15,912
Secretary
Peter L. Bonafede, Jr., 55	2005	275,016	246,662	—	262,995	5,100	31,841
Senior Vice President,	2004	247,008	161,444	—	138,600	8,500	27,851
Manufacturing and Supply	2003	235,008	50,365	—	148,520	16,900	10,578
Chain Management

(1)	Reflects bonuses earned during the fiscal year, but paid during the following fiscal year.

(2)	Excludes the value of perquisites being car allowances, tax preparation services and other personal benefits. The incremental cost to the Company of providing such perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of annual salary and bonus for any of the Named Executive Officers.

(3)	The 2005 restricted shares were awarded on July 26, 2005. The shares vest on the fifth anniversary of the date of award. Total restricted shares held and the aggregate market value of such restricted shares at July 31, 2005 for the Named Executive Officers were as follows: Mr. Lasky, 144,700 shares valued at $4,534,898; Mr. Woodward, 48,300 shares valued at $1,513,722; Mr. Paylor, 26,300 shares valued at $824,242; Mr. Singer, 25,800 shares valued at $808,572; and Mr. Bonafede, 18,800 shares valued at $589,192.

(4)	The 2005 options were awarded on July 26, 2005.

(5)	Includes payments pursuant to the Company’s Supplemental Medical Care Reimbursement Plan for the Named Executive Officers to reimburse medical expenses incurred by them or their dependents and not paid by other employee benefit plans (Mr. Lasky, $6,711; Mr. Woodward, $3,059; Mr. Paylor, $6,220; Mr. Singer, $5,378; and Mr. Bonafede, $3,628); payments pursuant to the Company’s Annual Physical Examination Plan (Mr. Lasky, $3,025; Mr. Singer, $3,028; and Mr. Bonafede, $3,918); contributions to the Company’s discretionary, defined contribution retirement plan (Mr. Lasky, $7,086; Mr. Woodward, $7,086; Mr. Paylor, $12,564; Mr. Singer, $13,027; and Mr. Bonafede, $12,961) and contributions pursuant to the Company’s Executive Deferred Compensation Plan (Mr. Lasky, $84,518; Mr. Paylor, $16,248; Mr. Singer, $17,323; and Mr. Bonafede, $11,335).

Stock Option/ SAR Grants in Last Fiscal Year

	Individual Grants

		% of Total			Potential Realizable Value
		Options			at Assumed Annual Rates of
		Granted to			Stock Price Appreciation
	Options/	Employees	Exercise or		for Option Term(3)
	SAR’s	in Fiscal	Base Price	Expiration
Name	Granted(1)	Year	Per Share	Date(2)	5%	10%

William M. Lasky	36,900	15%	$29.55	July 26, 2015	$793,334	$1,909,128
James H. Woodward, Jr.	11,900	5	29.55	July 26, 2015	255,845	615,681
Craig E. Paylor	8,300	3	29.55	July 26, 2015	178,446	429,424
Thomas D. Singer	8,300	3	29.55	July 26, 2015	178,446	429,424
Peter L. Bonafede, Jr.	5,100	2	29.55	July 26, 2015	109,648	263,863

(1)	Consists solely of options to purchase shares of JLG common stock.

(2)	Options become exercisable in equal amounts on each of the first three anniversaries of the grant date beginning July 26, 2006. To the extent not already exercisable, the options generally become exercisable upon a change in control. A change in control means either (i) any person or group becomes the beneficial owner of 25% or more of the total voting power of the Company’s common stock, (ii) the election within a twelve-month period of three or more directors whose election is not approved by the majority of the Board, (iii) the incumbent directors cease to be a majority of the Board or (iv) approval by the Company’s shareholders of (A) certain mergers, consolidations or reorganizations of the Company; (B) a complete liquidation of the Company; or (C) an agreement for the sale or other disposition of all or substantially all of the Company’s assets (other than to a subsidiary).

(3)	The potential realizable value illustrates value that would be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation in the market price of the Company’s common stock over the terms of the options. The potential realizable value to all shareholders using the specified 5% and 10% rates of appreciation and the outstanding shares at July 31, 2005 would be $1,110,342,932 and $2,671,999,123, respectively. The Company’s use of these hypothetical appreciation rates specified by the Securities and Exchange Commission should not be construed as an endorsement of the accuracy of this method of valuing options. The value realized by the holders of the options will depend upon the actual performance of the Company’s common stock over the term of the options.
Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year End Option/ SAR Values

			Number of		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		Fiscal Year End(1)		Fiscal Year End(2)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William M. Lasky	81,366	$913,684	563,599	164,535	$11,185,898	$2,739,090
James H. Woodward, Jr.	24,109	394,721	62,224	55,668	1,379,755	951,193
Craig E. Paylor	43,300	666,524	68,570	29,535	1,270,451	463,459
Thomas D. Singer	59,408	742,071	34,833	27,734	609,161	423,662
Peter L. Bonafede, Jr.	44,166	518,016	57,966	23,168	1,036,797	391,104

(1)	The Company does not have any outstanding stock appreciation rights.

(2)	Value is calculated based on the difference between the option exercise price and the closing market price of the Company’s common stock on July 31, 2005, multiplied by the number of shares underlying the option. The calculation omits options where the exercise price exceeds the closing market price.

Long-Term Incentive Plans — Performance Share Awards in Last Fiscal Year

	Number of		Estimated Future Payouts Under
	Shares, Units		Non-Stock Price-Based Plans(2)
	or Other	Performance
Name	Rights(1)	Period	Threshold	Target	Maximum

William M. Lasky	24,500	3 years	8,200	16,300	24,500
James H. Woodward, Jr.	7,700	3 years	2,600	5,200	7,700
Craig E. Paylor	4,300	3 years	1,400	2,900	4,300
Thomas D. Singer	4,300	3 years	1,400	2,900	4,300
Peter L. Bonafede, Jr.	1,600	3 years	500	1,000	1,600

(1)	Each of these awards constitutes a grant under the Long Term Incentive Plan of performance shares of common stock on July 26, 2005. Each performance share represent the right to receive one share of common stock based upon Company performance over a three-year period beginning August 1, 2005 and ending July 31, 2008. The number of shares reflects the maximum number of shares of common stock that the Named Executive Officers could receive at the end of the performance period.

(2)	In accordance with the performance goal established related to the performance shares for the three-year period ending July 31, 2008, the threshold, target, and maximum awards are equal to approximately 50%, 100%, and 150%, respectively, of the targeted payout for the performance shares granted. The performance shares will vest depending on the cumulative EPS of the Company during the performance period. For this purpose, EPS means fully diluted EPS determined in accordance with U.S. generally accepted accounting principles.
Compensation Pursuant to Plans
      The Company maintains separate benefit plans for employees of the Company, including the Named Executive Officers. The following narrative describes the Company’s plans and related benefits.
      The Company maintains a non-qualified defined benefit plan that provides for payments to certain executive officers or key employees of the Company (as designated by the Compensation Committee), following retirement or in other specified circumstances, equal to the average of the participant’s base salary plus cash bonus for the two calendar years (within the last ten years of the participant’s employment with the Company) in which the sum is the highest, multiplied by 65% for Mr. Lasky, 60% for Mr. Woodward and 55% for each of Messrs. Paylor, Singer and Bonafede; offset, however, by the actuarial equivalent of benefits provided to the participant in conjunction with the Company’s contributions to other employer sponsored retirement plans, the actuarial equivalent of retirement benefits provided by previous employers of the participant; and 50% of the participant’s social security benefit. The retirement benefit is payable in the form of a ten year certain life annuity, with options for a joint and survivor annuity and an actuarial equivalent lump sum payout. The participant may elect to receive a reduced retirement benefit in the case of early retirement and will receive a full retirement benefit in the event the participant’s employment is terminated prior to age 55 and following a change in control of the Company. The plan provides for 25% vesting per year after two years of service, with full vesting after five years of service. Based on their annual compensation through the end of the Company’s 2005 fiscal year, with the benefits identified in the plan, assuming a 6% increase in their annual compensation, attainment of their target bonus and normal retirement age has been attained or retirement dates are announced, the Named Executive Officers would be entitled to projected annual payments under the plan as follows: Mr. Lasky, $849,668; Mr. Woodward, $526,630; Mr. Paylor, $247,585; Mr. Singer, $203,012; and Mr. Bonafede, $234,734. The Company also provides a separate retiree medical plan for the participants, together with their spouses and eligible dependents.
      The Company has an executive deferred compensation plan that allows certain executive officers and other key employees designated by the Compensation Committee to defer all or a portion of their base salary, cash bonus, restricted share award, performance share award and/or gains on stock options. If the participant elects to defer some portion of such compensation, the Company will contribute to the participant’s account an amount equal to the amount that would have been contributed by the Company to the account in the

Company’s Employees’ Retirement Savings Plan in the form of matching and profit sharing contributions, subject to the various limitations in the Internal Revenue Code for highly compensated employees. Payments deferred and contributions received under the plan are credited with an investment rate of return based upon investment indices available under the plan as selected by the participant.
      The Company also maintains an executive severance plan which, in the event a participating executive is “dismissed” from employment, will provide a severance benefit equal to a multiple of base salary and cash bonus paid to the officer for the final twelve calendar months of employment. Mr. Lasky’s severance benefit is two times salary and bonus, and Messrs. Singer and Paylor is one times salary and bonus. The severance benefit is payable in the form of a lump sum upon involuntary termination of employment by the Company, unless the termination is for one of the specified reasons which includes disloyalty or conviction of a felony. The severance benefit is also payable in certain other circumstances in connection with a change of control and will be adjusted to gross-up for any excise tax applicable to compensation in excess of limits provided in Section 280G of the Internal Revenue Code. No severance benefit is payable if the officer is entitled to a retirement benefit under the supplemental executive retirement plan, except in connection with a change of control. The severance benefit includes continuation of Company provided life and medical insurance in the event of a change in control.

REPORT OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN
      The following graph compares the cumulative return on the Company’s common stock over the past five years with the cumulative total return on shares of companies comprising a peer group index and the Russell 2000 Index. Our own peer group index for the proxy graph is composed of the following seven companies: Astec Industries, Inc., Caterpillar Inc., Deere & Company, Gehl Company, The Manitowoc Company, Inc., Terex Corporation and United Rentals, Inc. Cumulative total return is measured assuming an initial investment of $100 on July 31, 2000 and the reinvestment of all dividends paid. The companies in the peer group are weighted by market capitalization.

Year Ended July 31,	2000	2001	2002	2003	2004	2005

JLG Industries, Inc.	$100	$111.27	$88.81	$88.99	$138.81	$311.03

Peer Group Index	100	139.38	123.78	171.21	202.16	277.76

Russell 2000 Index	100	96.86	78.40	95.10	110.60	110.60

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
      The following table shows the number of shares of the Company’s common stock beneficially owned on September 9, 2005 by each director nominee, each Named Executive Officer, and all current directors and executive officers as a group. All ownership information is based upon filings made by such persons with the Securities and Exchange Commission or upon information provided to the Company.

	Amount and Nature of Beneficial Ownership

		Acquirable
	Currently	Within	Percent of
Name of Person or Group(1)	Owned(2)	60 Days	Class(3)

William M. Lasky	385,599	599,033	1.9%
James H. Woodward, Jr.	120,670	78,858	—
Peter L. Bonafede, Jr.	63,821	64,733	—
Thomas D. Singer	61,991	41,900	—
Craig E. Paylor	56,697	76,404	—
Stephen Rabinowitz	39,378	42,929	—
James A. Mezera	17,000	36,929	—
Thomas C. Wajnert	13,397	42,929	—
Roy V. Armes	7,378	20,096	—
Raymond C. Stark	5,378	8,096	—
David L. Pugh	3,393	571	—
Thomas P. Capo	1,926	—	—
William K. Foster	1,926	—	—
All directors and executive officers as a group (15 persons)	933,787	1,107,977	3.9%

(1)	The address of each of the named persons is in care of JLG Industries, Inc., 1 JLG Drive, McConnellsburg, PA 17233.

(2)	Each person listed has advised the Company that, except as otherwise indicated, such person has sole voting and sole investment power with respect to the shares indicated, except for, as follows, certain shares where each person has voting but not investment power: Mr. Lasky, 144,700; Mr. Woodward, 43,300; Mr. Bonafede, 18,860; Mr. Singer, 39,285; Mr. Paylor, 26,300; Mr. Rabinowitz, 1,797; Mr. Wajnert, 1,797; Mr. Armes, 1,797; Mr. Stark, 1,797; Mr. Pugh, 1,797; Mr. Capo, 1,926; Mr. Foster 1,926; and all directors and executive officers as a group, 323,459.

(3)	Percentages are not shown where less than 1.0%.
      The following table sets forth the name and address of each shareholder known to the Company to be beneficial owner of more than five percent of the outstanding shares of the Company’s common stock.

	Amount and
	Nature of		Percent of
Name and Address	Beneficial Ownership		Class

T. Rowe Price Associates, Inc.	3,800,600	(1)	7.6%
100 East Pratt Street Baltimore, MD 21202-1009

(1)	As of August 31, 2005, based on information supplied to the Company by T. Rowe Price Associates, Inc.

PROPOSAL 2
PROPOSAL TO APPROVE THE COMPANY’S 2005 RESTATED
ANNUAL MANAGEMENT INCENTIVE PLAN
      Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), annual compensation in excess of $1 million paid to the Company’s chief executive officer and the four other highest paid executive officers (collectively, the “Covered Executives”) is not deductible by the Company for federal income tax purposes. However, “performance-based compensation” is exempt from the one million dollar deduction limit. For compensation to qualify as “performance-based compensation” under Internal Code Section 162(m) certain conditions must be met, including shareholder approval of the material terms of the arrangement under which the compensation is paid. In addition, shareholders must reapprove the material terms every five years.
      On September 1, 1999, the Board adopted a written Annual Management Incentive Plan (the “1999 MIP”), subject to shareholder approval. The shareholders approved the 1999 MIP on November 17, 1999. The 1999 MIP provides that the executive officers and other key employees are eligible to receive annual bonuses, payable in cash based on the level of attainment of Company and individual performance goals over one-year performance periods.
      The 1999 MIP expired after the grant of the 2004 fiscal year awards, and the Company did not obtain shareholder approval for awards for the fiscal year ending July 31, 2005. Accordingly, incentive awards for the 2005 fiscal year were not intended to, and did not, qualify for the “performance-based compensation exception” to Internal Revenue Code Section 162(m).
      On September 22, 2005, the Board adopted a restatement of the 1999 MIP entitled the 2005 Restated Annual Management Incentive Plan (the “2005 MIP”). The 2005 MIP made no changes to the 1999 MIP other than to update the term of the plan. The 2005 MIP that has been approved by the Board and is being submitted for shareholder approval is identical to the 1999 MIP approved by shareholders on November 17, 1999, except that: (a) the term of the 2005 MIP is extended to cover awards through the 2010 fiscal year, and (b) a defined term for “change in control” was removed because it was not used in the MIP. The 2005 MIP provides that awards granted for the 2006 through 2010 fiscal years would be subject to shareholder approval to avoid tax disadvantage to the Company because of its inability to deduct to these awards.
Approval of the 2005 MIP
      The affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the Annual Meeting is required for approval of the 2005 MIP. The 2005 MIP will be terminated and no compensation will be paid under the plan if it is not approved by the shareholders. In that event, however, payments made to certain of the Company’s executive officers may not be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code.
Recommendation of the Board of Directors
      The Board believes that the 2005 MIP is in the best interests of the Company and its shareholders. Accordingly, the Board recommends a vote FOR the adoption of the JLG Industries, Inc. 2005 Restated Annual Management Incentive Plan.
Summary of the Material Provisions of the 2005 MIP
      Below is a summary of the significant terms of the 2005 MIP. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2005 MIP, a copy of which is attached as Appendix C to this proxy statement.

Purpose	To facilitate the achievement of the short-term financial and operating goals of the Company by providing incentives for selected executive officers and key employees.

Administration of the 2005 MIP	A committee of directors (the “Committee”) designated by the Board and comprised solely of “outside directors” within the meaning of the Internal Revenue Code Section 162(m) will administers the 2005 MIP. The Committee will be composed of two or more members of the Compensation Committee. The Committee’s responsibilities pursuant to the 2005 MIP will include (i) selecting the participants; (ii) determining the date awards are to be made; (iii) determining whether performance goals and other payment criteria have been satisfied; (iv) determining when awards should be paid; and (v) determining whether the amount of awards should be reduced. The Committee also will have the powers necessary to administer the 2005 MIP, including the power to make rules and regulations, the power to interpret the 2005 MIP, and the power to delegate certain of its powers and responsibilities.

Eligible Persons	Executive officers and other key employees of the Company or any of its affiliates.

Awards	An award is an amount payable in cash to a participant if one or more performance objectives are met during the fiscal year, and if any other specified terms or conditions are satisfied. The Committee determines the amount of each award, the specific performance objectives that must be met for the award to be payable, and any other terms and conditions for the award.

Maximum Award	$3,500,000 per year to any employee.

Reduction and Increase of Awards	The Committee may reduce the amount payable to any participant and increase the amount payable to any participant who is not a Covered Executive. In the case of any Covered Executive, the Committee may not increase the amount an individual is eligible to receive as calculated on the basis of the level of Company performance under the pre-established performance objectives.

Establishment of Performance Objectives	The Committee will establish performance objectives for awards to Covered Executives from the list set out below. Except in the case of mid-year hires, the Committee must designate performance objectives for awards to Covered Executives in writing during the first 90 days of the fiscal year, while the attainment of each designated objective is still uncertain. Performance objectives for other participants may consist of any measure selected by the Committee in its discretion at any time.

Types of Performance Objectives	Performance objectives established by the Committee may be based on one or more of the following criteria: increase in net sales; pre-tax income before allocation of corporate overhead and/or bonus; comparison of performance to budget; earnings per share; net income; attainment of subsidiary, division, group or corporate financial goals; return on shareholder’s equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the common stock or any other publicly traded securities of the Company; increase in market share; gross profits; net profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization;

economic value added models; comparisons with various stock market indices; and reductions in costs.

Termination of Employment	A participant forfeits his award if he terminates his employment during the fiscal year for reasons other than death, disability or retirement. If a participant terminates employment during a fiscal year because of death, disability, or normal or early retirement, the Committee shall decide the amount which will be paid under the award, and when such payment will be made.

Amendment or Termination of the 2005 MIP	The Committee may amend, modify or terminate the 2005 MIP in any manner at any time without the consent of any participant.

Term	The 2005 MIP will remain in effect through July 31, 2010.

Shareholder Reapproval of the 2005 MIP	Since the MIP permits the Committee to change the targets under the performance goals from year to year, pursuant to regulations promulgated under Internal Revenue Code Section 162(m), the material terms of the performance objectives must be reapproved by the shareholders five years after initial shareholder approval to maintain the exemption from deductibility limits.

PROPOSAL 3
PROPOSAL TO ADOPT AND APPROVE THE 2005 LONG TERM INCENTIVE PLAN
      On November 18, 2003, shareholders approved the Company’s 2003 Long Term Incentive Plan (the “2003 Plan”). The 2003 Plan replaced and consolidated the Amended and Restated Stock Incentive Plan and the Director’s Stock Option Plan (collectively, the “Prior Plans”). The 2003 Plan also provided greater flexibility for additional types of awards, including performance-based cash awards.
      The 2003 Plan authorized the issuance of up to 3,150,254 shares for the grant of awards (plus an additional amount for prior awards that are surrendered, terminated, or forfeited by their terms). However, the 2003 Plan provided that only 850,000 shares may be issued in the aggregate as Restricted Shares, Bonus Shares, or in settlement of Performance Shares or Performance Units. As of July 31, 2005, 1,948,357 shares remain available under the 2003 Plan, but only 313,180 are available for issuance as Restricted Shares, Bonus Shares or in settlement of Performance Shares or Performance Units. Because the Board believes that the issuance of Restricted Shares, Bonus Shares, Performance Shares, and Performance Units is increasingly an important component of the Company’s incentive compensation program, the 2003 Plan has been amended and restated as the 2005 Long Term Incentive Plan (the “2005 Plan”). The 2005 Plan will preserve for future award substantially all of the shares that remain available under the 2003 Plan and will authorize the use of 827,000 additional shares. In addition, awards granted under the 2003 Plan that are (i) surrendered before exercise, (ii) lapse or terminate without being exercised, or (iii) are forfeited, will be available for issuance under the 2005 Plan, subject to a limit of 3,600,000 shares. The 2005 Plan provides that 1,755,357 shares will be available for issuance as Restricted Shares, Bonus Shares, or in settlement of Performance Units or Performance Shares which amount is comprised of the 827,000 additional shares authorized for issuance plus the 313,180 shares currently available for issuance plus 615,177 of the 1,635,177 shares available under the 2003 Plan only for issuance as Options.
      On September 22, 2005, our Board approved the 2005 Plan subject to shareholder approval, and directed that it be submitted to shareholders at this year’s annual meeting. If the 2005 Plan is approved, no awards will be granted under the 2003 Plan after November 17, 2005 (the “Effective Date”). The adoption of the 2005 Plan will not affect the terms of any outstanding awards under the 2003 Plan or the Prior Plans and such awards will continue to be governed by the terms of the 2003 Plan. If shareholders do not approve the 2005 Plan, the 2003 Plan will remain in effect in its current form until its scheduled expiration.
      In addition to making additional shares available for issuance as awards and extending the term of the plan to November 17, 2015, the 2005 Plan contains two substantive changes from the 2003 Plan, both to comply with changes in the law since the shareholders adopted the 2003 Plan. First, the American Jobs Creation Act of 2004 (“AJCA”) made significant changes to the federal tax rules governing deferred compensation. At this time, the Internal Revenue Service (“IRS”) has issued only partial guidance on the application of the AJCA to awards like those made under the 2005 Plan. The Company expects that when such guidance is finalized, the 2005 Plan may need to be amended to comply. Accordingly, the 2005 Plan contains a provision authorizing the Board to make further amendments to the 2005 Plan to the extent necessary to comply with the AJCA. Second, the IRS has issued final regulations governing incentive stock options (“ISOs”). The 2005 Plan contains a minor change to comply with the final ISO regulations.
Approval of the 2005 Plan
      Approval of the 2005 Plan by shareholders will also constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by the Company may be based, and (ii) the limits on the amount of cash and shares that may be awarded to any individual participant to comply with the requirements of Section 162(m) of the Internal Revenue Code. This approval is required every five years in order for such awards to continue to be treated as performance-based compensation under the Internal Revenue Code.
Recommendation of The Board Of Directors
      The Board believes that the 2005 Long Term Incentive Plan is in the best interests of the Company and its shareholders. Accordingly, the Board recommends a vote FOR the adoption of the JLG Industries, Inc. 2005 Long Term Incentive Plan.
Summary of 2005 Plan
      Below is a summary of significant terms of the 2005 Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2005 Plan, a copy of which is attached as Appendix D to this proxy statement.

Purpose	The 2005 Plan is intended to enable the key personnel of the Company and its subsidiaries and outside directors to acquire or increase a proprietary interest in the Company and to motivate key personnel by means of growth-related incentives to achieve long-range goals. Accordingly, the 2005 Plan is intended as a further means not only of attracting and retaining outstanding personnel and directors, but also of promoting a closer identity of interests between management, outside directors, and shareholders.

Total Number of Shares Covered	2,775,357 shares of common stock (“Shares”) (includes up to 1,948,357 Shares that remain available under the 2003 Plan as of July 31, 2005, as approved by shareholders in 2003), plus no more than 3,600,000 shares that may become available because of lapse or forfeiture of outstanding options, restricted shares, or performance shares under the 2003 Plan. The last reported sale price of our common stock on September 30, 2005 was $36.59.

Administration of the 2005 Plan	The Compensation Committee (the “Committee”) will administer the 2005 Plan. The Committee is expected to consist only of directors that qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. Such directors also will meet the independence criteria contained in the listing standards for the New York Stock Exchange. In administering the 2005 Plan, the Committee will determine which key employees are eligible to participate, the number and types of awards to be granted and the terms and conditions of such awards. In addition, each fiscal year, the chief executive officer is authorized to grant an amount of awards fixed by the Committee. All questions of interpretation and administration of the 2005 Plan will be resolved by the Committee.

Eligible Participants	Key employees (including officers and directors) of the Company and its subsidiaries and outside directors.

Types of Grants/ Awards	The Committee may authorize the grants of the following awards:

(i) Incentive Stock Options — stock options that are qualified as “incentive stock options” under Section 422 (b) of the Internal Revenue Code;

(ii) Non-qualified Stock Options — stock options that are not qualified as “incentive stock options under Section 422(b) of the Internal Revenue Code;

(iii) Restricted Shares — Shares that are subject to various types of restrictions on the receipt thereof;

(iv) Bonus Shares — Shares that are not subject to restrictions, but that are awarded only to non-executive officers to recognize outstanding job performance;

(v) Rights — SARs and LSARs — rights to receive cash based on the appreciation in value of the Company’s common stock over a specified period;

(vi) Performance Units — rights, denominated in cash or cash units, to receive, at a specified future date, payment in cash or Shares based on certain performance criteria established by the Committee; and

(vii) Performance Shares — rights, denominated in Shares or stock units equivalent to Shares, to receive, at a specified future date, payment in cash or Shares based on certain performance criteria established by the Committee.

Limits on Awards	No participant may be granted awards in any fiscal year covering in excess of 400,000 shares, Bonus Shares in excess of 5,000 Shares, or Performance Units paying in excess of $5 million in cash. In addition, no more than 1,755,357 shares may be issued in the aggregate as Restricted Shares, Bonus Shares or in settlement of Performance Units or Performance Shares.

Incentive Stock Options	Option Term. Established by the Committee, but may not exceed 10 years, or 5 years in the event that the participant, at the time the option is granted, owns more than 10% of the combined voting power of all classes of stock of the Company or its subsidiaries.

Exercise Price. Fair market value of a Share on the date the option is granted, except in the event that the participant, at the time the option is granted, owns more than 10% of the combined voting power of all classes of stock of the Company or its subsidiaries, in which event the exercise price shall be not less than 110% of the fair market value of a Share.

Threshold for Qualified Status. In the event that the fair market value of the Shares with respect to which Incentive Options are exercisable by a Grantee for the first time in any calendar year exceeds $100,000, the portion of the options exceeding the $100,000 threshold will be deemed Non-qualified Stock Options.

Non-qualified Stock Options	Option Term. Established by the Committee, but may not exceed 10 years.

Exercise Price. Determined by the Committee at the time of the grant, but may not be less than the fair market value of a Share.

Restricted Shares. The Committee may determine whether shares purchased pursuant to the exercise of a Non-qualified Stock Option will be Restricted Shares.

Restricted Shares	Price. Determined by the Committee, but may not be less than the par value of a Share.

Rights. Holder of Restricted Shares has beneficial ownership of Restricted Shares, including the right to receive dividends and the right to vote.

Transfer Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged hypothecated or otherwise disposed of, and must be returned to the Company upon termination of participant’s employment with the Company (unless termination is due to disability or death of employee) prior to vesting.

Vesting. Restrictions may lapse based on criteria determined by the Committee, including performance-based criteria. Restrictions also lapse upon the Grantee dying or becoming Disabled (as defined in the 2005 Plan) while employed by the Company.

Change in Control. All restrictions shall lapse upon the Company receiving knowledge of a Change in Control (as defined in the 2005 Plan).

Bonus Shares	Grant. Unrestricted Shares that may be awarded only to non-executive officers. Intended to be a tool for recognizing and rewarding extraordinary performance.

SARs	Grant. The Committee may grant stock appreciation rights (SARs) that, on exercise, entitle the Grantee to receive cash equal to the excess of (i) the fair market value of a Share on the date of exercise over (ii) the fair market value of a Share on the date of grant, multiplied by the number of Shares with respect to which the SAR is exercised.

LSARs	Grant. The Committee may authorize the grant of limited stock appreciation rights (LSARs) in connection with all or part of any option. Grant of LSARs may be with or after the grant of any option.

Term. May be exercised only to the extent the related option is exercisable and only within the 60 day period beginning on the date on which the Company obtains knowledge that a Change in Control has occurred.

Exercise. Upon exercise of a LSAR, the holder is paid cash in an amount which equals the difference of the option price of the related option and the fair market value of a share of common stock (or, in the case of LSARs granted in connection with a Non-qualified Stock Option, the highest price paid by a person effecting a Change in Control).

Performance Units	Grant. The Committee may grant Performance Units with performance criteria determined by the Committee. The Committee determines whether payment will be made in the form of cash or Shares.

Performance Shares	Grant. The Committee may grant Performance Shares with performance criteria determined by the Committee. The Committee determines whether payment will be made in the form of cash or Shares. The amount of the payment is determined using the fair market value of Shares on the last day of the performance period specified by the Committee.

Director Awards	Grant. In each year during the term of the 2005 Plan, the Committee may determine an annual award to be granted to each individual who is an outside director on the date of grant for that year; provided however, that no such award shall be granted unless the Company had a net profit before extraordinary events for the preceding year and no award shall include Incentive Stock Options. Unless otherwise specified by the Committee, any awards to outside directors for a year shall be made on the date on which the results of the election of directors held at the Company’s annual meeting for that year are certified by the judge of elections.

Performance Criteria	The Committee, at the time that an award is made, may establish specific performance targets for the vesting of performance-based Restricted Shares or to measure the value of Performance Units or Performance Shares. The objective performance targets established by the Committee may be based on one or more of the following criteria: (i) increase in net sales; (ii) pretax income before allocation of corporate overhead and/or bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) attainment of division, group or corporate financial goals; (vii) return on stockholders’ equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; (xi) increase in market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models; (xvi) comparisons with various stock market indices; (xvii) comparisons with performance metrics of peer companies; or (xviii) reductions in costs.

The performance period with respect to any performance-based award will not exceed five years.

Limitations on Exercise	Options, SARs and LSARs may not be exercised for a minimum of six months after their grant. The Committee may also establish quotas limiting the amount of options exercisable in full at any time during their term.

Change in Control	Immediately following the date that the Company obtains actual knowledge that a Change in Control has occurred, all vesting and forfeiture conditions, restrictions and limitations in effect with respect to Options, SARs, and Restricted Shares, will immediately lapse and such awards will automatically become fully vested and each shall be immediately exercisable in its entirety. The Committee may, in its discretion, provide that the performance criteria for Performance Units and Performance Shares are deemed met upon a Change in Control.

Termination, Suspension or Modification	The Board may amend or terminate the 2005 Plan at any time, provided that it may not, without shareholder approval, modify (i) the aggregate number of Shares for which awards may be granted; (ii) the class of persons eligible for awards; (iii) the minimum option price, applicable to Options or SARs, that is provided for under the terms of the 2005 Plan; (iv) the maximum duration of the 2005 Plan; (v) the Shares with respect to which awards are granted, or (vi) the granting corporation for purposes of awards under the 2005 Plan. In addition, the Board shall seek shareholder approval for any “material revision” of the Plan as defined in Section 303A(8) of the New York Stock Exchange Listed Company Manual, or any successor provision. No amendment or termination of the 2005 Plan shall diminish any rights of a participant pursuant to a previously granted award without his or her consent, subject to the Committee’s authority to adjust awards upon certain events.

The Plan shall be operated in accordance with a good faith interpretation of Internal Revenue Code Section 409A and Section 885 of the AJCA to the extent applicable. If any provision of the Plan is inconsistent with the restrictions imposed by Internal Revenue Code Section 409A, that provision shall be deemed to be amended to the extent necessary to reflect the new restrictions imposed by Internal Revenue Code Section 409A. Any award granted under the Plan prior to issuance of definitive guidance is subject to the condition that the Committee may make such changes to the award as necessary or appropriate in the Committee’s discretion to reflect the restrictions imposed by Internal Revenue Code Section 409A, without the consent of the Grantee or Beneficiary.

Adjustments	The Board may, in accordance with the terms of the Plan, make appropriate adjustments to the number of Shares available for the grant of awards and the terms of outstanding options and other awards to reflect any stock dividend or distribution, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares (and certain other events affecting our capital structure or business).

Effect of Merger or Other Reorganization	If the Company is the surviving corporation in a merger or other reorganization, any option shall extend to stock and securities of the Company after the merger or other reorganization to the same extent that a person who held, immediately before the merger or reorganization, the number of shares of common stock issuable upon exercise of the option would be entitled to have or obtain stock or securities of the Company under the terms of the merger or reorganization

Term	Grants under the 2005 Plan may be made until November 17, 2015.

Shareholder Reapproval of the 2005 Plan	Since the 2005 Plan permits the Committee to change, from year to year, the targets under the performance goals used for performance-based Restricted Shares, Performance Shares, and Performance Units, pursuant to regulations promulgated under Internal Revenue Code Section 162(m), the material terms of the performance objectives must be reapproved by shareholders five years after the initial shareholder approval to maintain the exemption from the deductibility limits for these awards.
Tax Status
      The following discussion of the federal income tax status of awards under the 2005 Plan, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain employment, state and local taxes that are not described below.
Incentive Stock Options
      If the option is an incentive stock option, no income shall be realized by the participant upon award or exercise of the option, and no deduction shall be available to the Company at such times. If the Shares purchased upon the exercise of an incentive stock option are held by a participant for at least two years from the date of the award of such option and for at least one year after exercise, any resulting gain shall be taxed at long-term capital gains rates. If the Shares purchased pursuant to the option are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Shares at the time of exercise and the option price, shall be taxed at ordinary rates as compensation paid to the participant, and the Company shall be entitled to a deduction for an equivalent amount. Any amount realized by the participant in excess of the fair market value of the stock at the time of exercise shall be taxed at capital gains rates.
Non-qualified Stock Options
      If the option is a non-qualified stock option, no income shall be realized by the participant at the time of award of the option, and no deduction shall be available to the Company at such time. At the time of exercise (other than by delivery of Shares to the Company), ordinary income shall be realized by the participant in an amount equal to the difference between the option price and the fair market value of the Shares on the date of exercise, and the Company shall receive a tax deduction for the same amount. If an option is exercised by delivering Shares to the Company, a number of Shares received by the optionee equal to the number of Shares so delivered will be received free of tax and will have a tax basis and holding period equal to the Shares so delivered. The fair market value of additional Shares received by the optionee will be taxable to the optionee as ordinary income, and the optionee’s tax basis in such Shares will be their fair market value on the date of exercise. Upon disposition, any appreciation or depreciation of the Shares after the date of exercise may be treated as capital gain or loss depending on how long the Shares have been held.
SARs
      No income shall be realized by the participant at the time a SAR is awarded, and no deduction shall be available to the Company at such time. When the right (including a limited SAR) is exercised, ordinary income shall be realized in the amount of the cash received by the participant, and the Company shall be entitled to a deduction of equivalent value.
Restricted Shares, Stock Awards and Bonus Shares
      The Company shall receive a deduction and the participant shall recognize taxable income equal to the fair market value of the Restricted Shares at the time the restrictions on the Shares awarded lapse (or the Shares become transferable), unless the participant elects, within 30 days after receipt of such Restricted Shares, to pay such tax earlier, in which case both the Company’s deduction and the participant’s inclusion in income occur on the award date. The value of any part of a stock award distributed to participants shall be taxable as ordinary income to such participants in the year in which such Shares are received, and the Company will be entitled to a corresponding tax deduction. The value of the Shares awarded to participants as Bonus Shares (minus the participant’s purchase price, if any) will be taxable as ordinary income to such participants in the year received, and the Company will be entitled to a corresponding tax deduction.
Section 162(m)
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers in any year. Qualifying performance-based compensation is not subject to the deduction limit. In order to qualify as performance-based compensation, the shareholders of the Company must approve the material terms under which the compensation will be paid, including (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants of performance-based awards, stock options and SARs and (iii) the class of employees eligible to receive awards. The Committee is required to seek reapproval of the material terms of Performance Shares, Performance Units, and Performance-Based Restricted Shares every five years, because the 2005 Plan grants the Committee discretion to set the performance targets with respect to these awards, using one or more of the criteria set forth above. The reapproval requirement does not apply to options and SARs because the performance criteria with respect to options and SARs (increase in stock price) is not within the discretion of the Committee. Compensation received on vesting of performance-based awards and exercise of options and SARs granted under the 2005 Plan in compliance with the requirements of Section 162(m) of the Code is exempt from the $1,000,000 deduction limit.
Section 409A
      Section 409A of the Internal Revenue Code, which was added by Congress in 2004 as part of the AJCA, provides that participants in certain “deferred compensation” arrangements will be subject to immediate taxation and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Many of the awards available for issuance under the 2005 Plan (and issued under the 2003 Plan), including Options, SARs, Performance Shares, and Performance Units may be considered “deferred compensation” for purposes of Section 409A. The IRS has issued only preliminary guidance at this time and additional guidance is expected. The Company expects that awards granted under the 2005 Plan will either be exempt from Section 409A or comply with its requirements (or can timely be amended to be exempt or comply) but no assurances to this effect can be given. The IRS has indicated that companies will be given a period after definitive guidance is issued to amend plans and outstanding awards to bring them into compliance, and the Company intends to make required changes. The Company expects that it will be able to make changes to the 2005 Plan to comply with

Section 409A without the need, under the Internal Revenue Code, the securities laws, or the New York Stock Exchange rules, to submit these changes to shareholders for approval.
Awards Under the 2005 Plan
      Because awards under the 2005 Plan are discretionary and will be based upon prospective factors including the nature of services to be rendered by directors, officers and key employees, actual awards cannot be determined at this time. If the 2005 Plan had been in effect during fiscal 2005, the stock options and restricted shares received by our executive officers and directors would have been the same as the awards actually received under the 2003 Plan. The following table sets forth awards granted under the 2003 Plan for fiscal 2005, to each of the persons and groups of persons listed in the table:

		Restricted
Name and Position	Options	Stock Awards

William M. Lasky,	36,900	64,500
Chairman of the Board, President and Chief Executive Officer
James H. Woodward, Jr.,	11,900	20,800
Executive Vice President and Chief Financial Officer
Craig E. Paylor,	8,300	14,600
Senior Vice President, North America Sales, Marketing and Customer Support
Thomas D. Singer,	8,300	14,600
Senior Vice President, General Counsel and Secretary
Peter L. Bonafede, Jr.,	5,100	8,900
Senior Vice President, Manufacturing and Supply Chain Management
All executive officers	78,100	136,800
All directors who are not executive officers	5,989	16,431
All employees including officers who are not executive officers	170,300	42,600
PROPOSAL 4
RATIFICATION OF INDEPENDENT AUDITOR
      The accounting firm of Ernst & Young LLP served as the Company’s independent auditor throughout fiscal year 2005 and the Audit Committee has selected the firm to serve as the Company’s independent auditor for fiscal 2006. The Board recommends ratification of the Audit Committee’s selection of E&Y as the Company’s independent auditor for the fiscal year 2006. A representative of E&Y is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. If the selection is not ratified, the Audit Committee will reconsider its action.
Audit Fees
      The aggregate fees billed by E&Y for professional services rendered for the audit of JLG’s annual financial statements, the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services provided in connection with other statutory or regulatory filings were $1,378,000 for the fiscal year ended July 31, 2005, and $795,000 for the fiscal year ended July 31, 2004.
Audit-Related Fees
      The aggregate fees billed by E&Y in each of the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the caption Audit Fees were $298,000 for the year ended July 31, 2005, and $1,433,000 for the year ended July 31, 2004. These services included due diligence and accounting consultations related to mergers, acquisitions and dispositions and accounting consultations concerning regulatory reporting. In addition, the fee amount for the fiscal year ended July 31, 2004, included $585,000 related to the Company’s prior year and first quarter financial restatement.
Tax Fees
      The aggregate fees billed by E&Y in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $1,843,000 for the year ended July 31, 2005, which included $1,700,000 for tax compliance services and $143,000 for tax advice and planning services, and $2,170,000 for the year ended July 31, 2004, which included $1,469,000 for tax compliance services and $701,000 for tax advice and planning services. These services included assistance in the preparation of the Company’s income, expatriate and value-added tax returns, assistance with tax audits and appeals and tax planning.
All Other Fees
      None.
Pre-Approval Policies and Procedures
      Pursuant to the Audit Committee Charter and Audit Committee formal policy, the Audit Committee must pre-approve all audit, audit-related and permitted non-audit services performed by the Company’s independent auditor. All reports and requests describing services to be rendered, estimated fees and other material terms and conditions, must be submitted to the Audit Committee by the Company’s Chief Accounting Officer. The Audit Committee may delegate specific pre-approval authority to one or more of its members. Any specific approval decisions made by such member or members must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by E&Y during fiscal 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      The rules of the Securities Exchange Act of 1934 require that the Company disclose late filings of reports of stock ownership, or changes in ownership, by its directors, officers, and 10% stockholders. Based on its review of the copies of forms it received, or written representations from reporting persons that they were not required to file a Form 5, the Company believes that, during fiscal 2005, all reports required under Section 16(a) of the Securities Exchange Act for its directors, officers, and 10% stockholders were filed on a timely basis.
SHAREHOLDER PROPOSALS
      Shareholder proposals under the Securities and Exchange Commission’s proxy rules that are intended to be presented at the 2006 annual meeting must be received in writing by the Company, along with proof of ownership of our stock, before June 14, 2006 in order to be considered for inclusion in the Company’s proxy materials relating to that meeting. Alternatively, under our By-Laws, if a shareholder does not want to submit a proposal for the 2006 annual meeting in our proxy statement under the proxy rules, the shareholder may submit the proposal not later than 90 days prior to the anniversary of the date of the 2005 annual meeting. For our 2006 annual meeting, we must receive such proposals no later than the close of business on August 18, 2006. Shareholder submissions must be delivered in writing to our Corporate Secretary and include (i) the text of the proposal to be presented, (ii) a brief written statement of the reasons for the proposing shareholder’s support of the proposal, (iii) the name address of record of the proposing shareholder, (iv) the number and class of all shares of each class of stock of the Company beneficially owned by the shareholder, and (v) a representation that the proposing shareholder is a shareholder of record of common stock of the Company, is entitled to vote at the 2006 annual meeting and intends to appear in person or by proxy to present the proposal at the meeting. The notice must also describe, in detail, any material interest of that the shareholder has in the proposal. If the Board determines that any notice does not comply with the requirements of the Company’s By-Laws and the proposing shareholder fails to remedy the deficiency, the proposal will not be eligible for consideration at the 2006 meeting.
      For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2006 annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on August 28, 2006, and advises shareholders in the 2006 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on August 28, 2006. Shareholder proposals or notices of intention to present proposals at the 2006 annual meeting should be addressed to Corporate Secretary, JLG Industries, Inc., 1 JLG Drive, McConnellsburg, Pennsylvania 17233.
OTHER BUSINESS
      The Board of Directors knows of no other matter that is to be presented for action at the Annual Meeting other than those listed as items 1 through 4 in the Notice of Annual Meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the best judgment of the persons voting such proxies.

For the Board of Directors,

Thomas D. Singer
Secretary
October 3, 2005

APPENDIX A
JLG INDUSTRIES, INC.
DIRECTOR INDEPENDENCE STANDARDS
      A substantial majority of the Board shall be comprised of independent directors. A director will be deemed “independent” only if he or she meets the requirements of independence under the New York Stock Exchange rules, and the following criteria:

(a) The Board affirmatively determines the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

(b) At no time during the three year period prior to the time in question, was the director, an employee of the Company, or was a member of the director’s immediate family has been an executive officer of the Company. For purposes of the foregoing, employment as an interim Chairman or CEO will not disqualify the director from being considered independent.

(c) At no time during the three year period prior to the time in question, did the director or any member of the director’s immediate family receive, in any twelve month period, more than $100,000 in direct compensation from the Company. For the purpose of the foregoing, the following compensation and fees will not be counted toward the $100,000 limitation:

(i) Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(ii) Compensation received by the director for service as an interim Chairman or CEO; and

(iii) Compensation received by an immediate family member for service as a non-executive employee of the Company.

(d) At no time during the three year period prior to the time in question, was the director or any member of the director’s immediate family affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company.

(e) At no time during the three year period prior to the time in question, was the director or any member of the director’s immediate family employed as an executive officer of a company where any of the Company’s executives at the current time in question, serve on such other company’s compensation committee.

(f) At no time during the three year period prior to the time in question, did a company as to which at the time in question the director is a consultant, employee, executive officer or director or as to which at the time in question a member of the director’s immediate family is an executive officer, make payments to or receive payments from the Company for property or services in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenue. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured should be those reported in the last completed fiscal year.

A-1

APPENDIX B
JLG INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

I.	Authorization
      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of JLG Industries, Inc. (the “Company”) is authorized, pursuant to Section 1731 of the Pennsylvania Business Corporation Law and Section 21 of the Company’s Bylaws, to exercise all the powers and authority of the Company necessary to carry out the purposes and responsibilities set forth herein.

II.	Purpose

The principal purposes of the Committee are:

•	to assist the Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor;

•	to prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

III.	Committee Membership
      The Committee shall consist of no fewer than three members, each of whom shall meet the independence and experience requirements of the New York Stock Exchange and such other independence and experience requirements, if any, as may be established by law, regulation or the Company’s Corporate Governance Principles. The members of the Committee and its Chairman shall be designated by the Board, on recommendation by the Directors and Corporate Governance Committee, during the Board of Directors’ reorganizational meeting held in November of each year.
      The Board shall have sole authority to appoint and remove members of the Committee.

IV.	Authority and Responsibilities

A.	Independent Auditor Selection and Oversight
      1. The Committee shall have the sole authority to appoint, retain, evaluate, compensate or terminate the Company’s independent auditor (subject, if applicable, to shareholder ratification) and to approve all audit engagement fees and terms. The Committee shall meet annually with the independent auditor and financial management of the Company to review the scope and plan of the proposed audit for the year, including the independent auditor’s compensation and terms of engagement. At the conclusion of each audit the Committee shall review the results of the audit, including any comments or recommendations of the independent auditor and management’s response to such comments or recommendations.
      2. The Committee shall review and approve all non-audit engagements with the independent auditor and otherwise ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Company. In addition, the Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditor.
      3. The Committee shall, at least annually, obtain and review a report by the independent auditor describing: (a) the independent auditor firm’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.
      4. After reviewing the material described in paragraphs 2 and 3 and the independent auditor’s work throughout the year, the Committee shall evaluate the qualifications, performance, and independence of the auditor. Such evaluation shall include, without limitation: (a) a review and evaluation of the lead partner and senior manager of the independent auditor and (b) the opinions of management and the Company’s internal auditors or any other personnel responsible for the internal audit function. In addition to assuring the regular rotation of the lead audit partner as required by law, the Committee shall also consider whether, to assure continuing auditor independence, there should be regular rotation of the independent auditor firm itself. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance, and independence of the independent auditor.
      5. The Committee shall determine clear hiring policies for employees or former employees of the independent auditor.

B.	Financial Statements and Disclosures
      1. The Committee shall review and discuss the annual audited financial statements included in the Company’s Form 10-K and quarterly financial statements included in the Company’s Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the independent auditor prior to their release. This review should be coordinated with the independent auditor’s quarterly reviews and annual audits of the Company’s financial statements and issuance of their applicable reports and opinions. The Committee shall determine that the independent auditor is satisfied with the report’s disclosure and content.
      2. The Committee shall review and discuss with management and the independent auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (b) any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (c) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including, analyses of the effect of alternative assumptions, estimates, or GAAP methods on the Company’s financial statements; and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.
      3. The Committee shall provide the opportunity at all Committee meetings to meet privately with the independent auditor and, in any event, shall regularly review and discuss with the independent auditor any audit problems or difficulties and management’s response including: (a) any restrictions on the scope of the independent auditor’s activities or on access to requested information; and (b) any significant disagreements with management. The Committee may also review with the independent auditor (a) any accounting adjustments that were noted or proposed by the auditor but were not incorporated into the financial statements or disclosure (as immaterial or otherwise); (b) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (c) any “management” or “internal control” letter issued or proposed to be issued, by the audit firm to the Company.
      4. The Committee shall resolve all disagreements between management and the independent auditor regarding financial reporting.

      5. The Committee shall discuss generally (i.e., the types of information to be disclosed and the type of presentation to be made) earnings press releases (with particular attention to the use of “pro forma,” or “adjusted” non-GAAP, information) as well as financial information and earnings guidance provided to analysts and rating agencies.
      6. The Committee shall prepare the annual report of the Committee required by SEC rules and undertake all matters necessary for the preparation of such report.

C.	Oversight of Internal Audit Function and Compliance
      1. The Committee shall review the appointment and replacement of the Company’s internal auditor.
      2. The Committee shall review the significant reports to management prepared by the internal auditing department and meet privately with the Company’s internal auditor at all Committee meetings to discuss any specific questions concerning internal or operational controls, or any other matters which the Committee might wish to address. The Committee shall also review management response to any significant reports prepared by the internal auditor or to any questions concerning internal or operational controls raised by the Company’s internal auditor or the Committee.
      3. The Committee shall review and discuss with the independent auditor the internal audit function of the Company including the proposed programs for the coming year and the coordination of such programs with the independent auditor, with particular attention to maintaining an appropriate effective balance between independent and internal auditing resources. Such review shall include a discussion of the appropriate budget, staffing, and any recommended changes in the scope of the Company’s internal auditing programs.
      4. The Committee shall meet privately with the Company’s Chief Financial Officer at all Committee meetings.
      5. The Committee shall review with the independent auditor and with the Company’s financial and accounting personnel the adequacy and effectiveness of the internal auditing and accounting and financial controls of the Company, and elicit any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures which might be deemed illegal or otherwise improper.
      6. The Committee shall monitor compliance with prescribed Company policies and procedures designed to disclose conflicts of interest, illegal payments and record-keeping, fraudulent financial practices, and unethical corporate behavior.
      7. The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies relating to the Company’s financial statements or accounting policies or alleging non compliance with applicable law and any employee complaints or published reports that raise issues regarding the Company’s financial statements or accounting policies.
      8. The Committee shall discuss with the Company’s General Counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
      9. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Committee shall investigate and take appropriate action with respect to any matter brought to its attention, within the scope of the Committee’s duties, and retain outside experts for this purpose if appropriate in its judgment.

D.	Risk Management and Other Matters
      1. The Committee shall review and discuss with management guidelines and policies with respect to risk assessment and risk management, including major financial risk exposures and the steps taken by management to monitor and control such exposures.
      2. The Committee shall review with the Board any issues that arise with respect to the performance and independence of the Company’s independent auditor, the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, or the performance of the internal audit function.
      3. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Committee.
      4. The Committee shall review and assess this Charter and the performance of this Committee annually to ensure that they are consistent with the short-term and long-range goals of the Company and recommend any proposed changes to the Board.
      5. The Committee shall endeavor to remain generally informed regarding current and proposed changes in SEC financial reporting requirements, generally accepted accounting principles and generally accepted auditing standards.
      6. The Committee shall conduct such other duties as may be lawfully delegated to the Committee from time to time by the Board.
      7. The Committee shall determine appropriate funding for payment of compensation: (a) to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) to any consultants or advisers employed by the Committee; and (c) for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V.	Limitation of Audit Committee’s Role
      The purpose, authority, and responsibilities of the Committee, as set forth in this Charter, do not impose upon the Committee the duty to (1) plan or conduct audits of the Company, (2) determine whether the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable state and federal securities laws, rules, or regulations, or (3) maintain the adequacy of internal controls. This duty shall remain the responsibility of the Company’s independent auditor and management.

VI.	Meetings and Minutes
      The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this Charter, but in no event less than once per quarter. In addition, the Committee shall meet with management, the internal auditors, and the independent auditor in separate executive sessions at least quarterly. Special meetings of the Committee may be called by the Chairman of the Committee or by the Chairman of the Board or the Secretary of the Company at the request of any two members of the Committee, with notice of any such special meeting to be given in accordance with the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
      The Committee also may act by unanimous written consent in accordance with the terms of the Company’s Bylaws.
      Minutes of each Committee meeting and records of all other Committee actions shall be prepared by the Secretary of the Company or, if the Secretary is not present at the meeting, any person appointed by the Chairman of the Committee, and shall be retained with the permanent records of the Company.
      The Committee shall report to the Board, no later than the next regular Board meeting, all decisions made and actions taken by the Committee.

VII.	Adoption and Amendment
      This Charter has been adopted by, and may be amended at any time or from time to time, in whole or in part, solely by a resolution adopted by the Board.

APPENDIX C
JLG INDUSTRIES, INC.
2005 RESTATED ANNUAL MANAGEMENT INCENTIVE PLAN
Section 1.     Purpose
      The purpose of the JLG Industries, Inc. 2005 Restated Annual Management Incentive Plan (the “Plan”) is to provide annual incentive awards in order to motivate certain executive officers and key employees of JLG Industries, Inc., a Pennsylvania corporation, and its Subsidiaries to put forth maximum efforts toward the growth, profitability and success of the Company and its Subsidiaries and to encourage such individuals to remain in the employ of the Company or a Subsidiary.
Section 2.     Definitions
      In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to include a reference to the female gender, any term used in the singular also shall refer to the plural, and the following terms, when capitalized, shall have the meaning set forth in this Section 2:

1. “Award” means a potential cash benefit payable or cash benefit paid to a person in accordance with the terms and conditions of the Plan.

2. “Beneficiary” means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee’s Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee’s rights in respect of an Award. In order to be effective, a Grantee’s designation of a Beneficiary must be on file with the Company before the Grantee’s death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee’s death.

3. “Board of Directors” or “Board” means the Board of Directors of the Company.

4. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

5. “Committee” means a committee appointed by the Board for the purpose of administering the Plan. The Committee shall consist of two or more members of the Compensation Committee of the Board, each of whom shall qualify, at the time of appointment and thereafter, as an “outside director” within the meaning of Section 162(m) of the Code (or a successor provision of similar import), as in effect from time to time.

6. “Company” means JLG Industries, Inc.

7. “Covered Executive” means an individual who is determined by the Committee to be reasonably likely to be a “covered employee” under Section 162(m) of the Code as of the end of the Company’s taxable year for which an Award to the individual will be deductible and whose Award would exceed the deductibility limits under Section 162(m) if such Award is not Performance-Based Compensation.

8. “Disability” or “Disabled” means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

9. “Grantee” means an executive officer or key employee of the Company or a Subsidiary to whom an Award has been granted under the Plan.

10. “Performance Objective” means the goal or goals identified by the Committee that will result in an Award if the target for the Performance Year is satisfied.

11. “Performance Year” means the fiscal year beginning August 1 and ending July 31.

12. “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations thereunder.

13. “Plan” means the JLG Industries, Inc. 2005 Restated Annual Management Incentive Plan, as set forth herein and as amended from time to time.

14. “Retirement” means retirement pursuant to the JLG Industries, Inc. Employees’ Retirement Savings Plan, as amended from time to time.

15. “Subsidiary” means a corporation, association, partnership, limited liability company, joint venture, business trust, organization, or business of which the Company directly or indirectly through one or more intermediaries owns at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally in the election of directors or other managers of the entity.
Section 3.     Administration
      (a) The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted Awards under the Plan, to determine the time when Awards will be granted, to determine whether performance objectives and other conditions for earning Awards have been met, to determine whether Awards will be paid at the end of the Performance Year or deferred to a later date, and to determine whether an Award or payment of an Award should be reduced or eliminated. The Committee is authorized, subject to the remaining provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all persons participating in the Plan and their legal representatives.
      (b) The Committee may not delegate to any individual the authority to make determinations concerning that individual’s own Awards, or the Awards of any Covered Executive. Except as provided in the preceding sentence, the Committee may delegate to one or more of its members, or to one or more executive officers of the Company, including the Chief Executive Officer, authority (i) to select key employees to receive Awards under the Plan, and (ii) to make all other determinations in respect of such Awards. In addition, the Committee may delegate to such persons such administrative duties as it deems advisable. References herein to the Committee shall include any delegate described under this paragraph, except where the context or the regulations under Code Section 162(m) otherwise require.
      (c) The Committee, or any person to whom it has delegated duties as described herein, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan (including such legal or other counsel, consultants, and agents as it may deem desirable for the administration of the Plan) and may rely upon any opinion or computation received from any such counsel, consultant, or agent. Expenses incurred in the engagement of such counsel, consultant, or agent shall be paid by the Company.
Section 4.     Eligibility
      The Committee may grant Awards under the Plan to such executive officers and key employees of the Company as it shall select for participation pursuant to Section 3 above.
Section 5.     Awards; Limitations on Awards
      (a) Each Award granted under the Plan shall represent an amount payable in cash by the Company to the Grantee upon achievement of one or more or a combination of Performance Objectives in a Performance Year, subject to all other terms and conditions of the Plan and to such other terms and conditions as may be specified by the Committee. The grant of Awards under the Plan to Covered Executives shall be evidenced by Award letters in a form approved by the Committee from time to time which shall contain the terms and conditions, as determined by the Committee, of a Grantee’s Award; provided, however, that in the event of any conflict between the provisions of the Plan and any Award letters, the provisions of the Plan shall prevail. An Award shall be determined by multiplying the Grantee’s target percentage of base salary with respect to a

Performance Year by applicable factors and percentages based on the achievement of Performance Objectives, subject to the discretion of the Committee provided in Section 6 hereof.
      (b) The maximum amount of an Award granted to any one Grantee in respect of a Performance Year shall not exceed $3.5 million. This maximum amount limitation shall be measured at the time of settlement of an Award under Section 7.
      (c) Annual Performance Objectives shall be based on the performance of the Company, one or more of its Subsidiaries or affiliates, one or more of its units or divisions and/or the individual for the Performance Year. The Committee shall use one or more of the following business criteria to establish Performance Objectives for Grantees who are Covered Executives: increase in net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; attainment of division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; increase in market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; or reductions in costs. The Performance Objective for any Covered Executive shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met; and the outcome under the Performance Objective shall be substantially uncertain when the Committee establishes the objective. In the case of a Grantee who is not a Covered Executive, the Committee may establish Performance Objectives using the criteria listed above in this Section 5(c), or the Committee may use any other measure of performance that it shall approve in its discretion.
Section 6.     Grant Of Awards
      (a) The Committee shall grant Awards to any Grantees who are Covered Executives not later than 90 days after the commencement of the Performance Year. If a Covered Executive is initially employed by the Company or a Subsidiary after the beginning of a Performance Year, the Committee may grant an Award to that Covered Executive with respect to a period of service following the Covered Executive’s date of hire, provided that no more than 25% of the relevant service period has elapsed when the Committee grants the Award and the Performance Objective otherwise satisfies the requirements applicable to Covered Executives. The Committee shall select Grantees other than Covered Executives for participation in the Plan and shall grant Awards to such Grantees at such times as the Committee may determine. In granting an Award, the Committee shall establish the terms of the Award, including the Performance Objective and the maximum amount that will be paid (subject to the limit in Section 5) if the Performance Objective is achieved. The Committee may establish different payment levels under an Award based on different levels of achievement under the Performance Objective.
      (b) After the end of each Performance Year, the Committee shall determine the amount payable to each Grantee in settlement of the Grantee’s Award for the Performance Year. The Committee, in its discretion, may reduce the maximum payment established when the Award was granted, or may determine to make no payment under the Award. The Committee, in its discretion, may increase the amount payable under the Award (but not to an amount greater than the limit in Section 5) to a Grantee who is not a Covered Executive. The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to the settlement of each Award granted to a Covered Executive, that the Performance Objectives and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.
      (c) The Committee may adjust or modify Awards or terms of Awards (1) in recognition of unusual or nonrecurring events affecting the Company or any business unit, or the financial statements or results thereof, or in response to changes in applicable laws (including tax, disclosure, and other laws), regulations, accounting principles, or other circumstances deemed relevant by the Committee, (2) with respect to any Grantee whose position or duties with the Company change during a Performance Year, or (3) with respect to any person who first becomes a Grantee after the first day of the Performance Year; provided, however, that no adjustment to an Award granted to a Covered Executive shall be authorized or made if, and to the extent that, such authorization or the making of such adjustment would contravene the requirements applicable to Performance-Based Compensation.
Section 7.     Settlement Of Awards
      (a) Except as provided in this Section 7, each Grantee shall receive payment of a cash lump sum in settlement of his or her Award, in the amount determined in accordance with Section 6, as promptly as practicable following the time such determination in respect thereof has been reached by the Committee. No Award to a Covered Executive for a Performance Year commencing after July 31, 2005, shall be settled until the shareholders of the Company have approved the Plan in a manner that satisfies the requirements of Section 162(m) of the Code.
      (b) Each Grantee shall have the right to defer his or her receipt of part or all of any payment due in settlement of an Award under and in accordance with the terms and conditions of any deferred compensation plan or arrangement of the Company unless otherwise specified by the Committee.
Section 8.     Termination Of Employment
      Except as otherwise provided in any written agreement between the Company and a Grantee, if a Grantee ceases to be employed by the Company prior to the end of a Performance Year for any reason other than death, Disability, or Retirement, any Award for such Performance Year shall be forfeited. If such cessation of employment results from such Grantee’s death, Disability, or Retirement, the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable, subject to Section 9, the extent to which the Performance Objectives for the Performance Year or portion thereof completed at the date of cessation of employment have been achieved, and the amount payable in settlement of the Award based on such determinations. The Committee may base such determination on the performance achieved for the full year, in which case its determination may be deferred until following the Performance Year. Such determinations shall be set forth in a written certification, as specified in Section 6. Such Grantee or his or her beneficiary shall be entitled to receive settlement of such Award at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under Section 162(m) of the Code.
Section 9.     Status Of Awards Under Section 162(m)
      It is the intent of the Company that Awards granted to Covered Executives for Performance Years commencing after July 31, 2005, shall constitute Performance-Based Compensation, if at the time of settlement the Grantee remains a Covered Executive. Accordingly, the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. If any provision of the Plan relating to a Covered Executive or any Award letter evidencing such an Award to a Covered Executive does not comply with, or is inconsistent with, the provisions of Section 162(m)(4)(C) of the Code or the regulations thereunder (including Treasury Regulation § 1.162-27(e)) for Performance-Based Compensation, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.
Section 10.     Transferability
      Awards and any other benefit payable under, or interest in, this Plan are not transferable by a Grantee except upon a Grantee’s death by will or the laws of descent and distribution, and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.
Section 11.     Withholding
      All payments relating to an Award, whether at settlement or resulting from any further deferral or issuance of an Award under another plan of the Company in settlement of the Award, shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements.

Section 12.     Tenure
      A Grantee’s right, if any, to continue to serve the Company as a Covered Executive, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Grantee or any other event under the Plan.
Section 13.     No Rights To Participation or Settlement
      Nothing in the Plan shall be deemed to give any eligible employee any right to participate in the Plan except upon determination of the Committee. Until the Committee has determined to settle an Award under Section 7, a Grantee’s selection to participate, the grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award will be settled under the Plan. The foregoing notwithstanding, the Committee may authorize legal commitments with respect to Awards under the terms of an employment agreement or other agreement with a Grantee, to the extent of the Committee’s authority under the Plan, including commitments that limit the Committee’s future discretion under the Plan, but in all cases subject to Section 9.
Section 14.     Unfunded Plan
      Grantees shall have no right, title, or interest whatsoever in or to any specific assets of the Company, or to any investments that the Company may make to aid in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Grantee, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company. The Company shall not be required to establish any special or separate fund, or to segregate any assets, to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
Section 15.     Other Compensatory Plans And Arrangements
      Nothing in the Plan shall preclude any Grantee from participation in any other compensation or benefit plan of the Company or its Subsidiaries. The adoption of the Plan and the grant of Awards hereunder shall not preclude the Company or any Subsidiary from paying any other compensation apart from the Plan, including compensation for services or in respect of performance in a Performance Year for which an Award has been made. If an Award to a Covered Executive may not be settled under the terms of the Plan, however (for example, because the Covered Executive has not achieved the Performance Objective or because shareholders have not approved the Plan), neither the Company nor a Subsidiary may pay any part of the Award to the Covered Executive outside the Plan.
Section 16.     Duration, Amendment And Termination Of Plan
      No Award may be granted in respect of any Performance Year commencing after July 31, 2010. The Board may amend the Plan from time to time (either retroactively or prospectively), and may suspend or terminate the Plan at any time, provided that any such action shall be subject to shareholder approval if and to the extent required to ensure that compensation under the Plan will qualify as Performance-Based Compensation, or as otherwise may be required under applicable law.

Section 17.     Governing Law
      The Plan, Awards granted hereunder, and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the law that might otherwise govern under applicable Pennsylvania principles of conflict of laws).
Section 18.     Effective Date
      The Plan shall be effective as of August 1, 2004; provided, however, that Awards granted for Performance Years commencing after July 31, 2005, shall be subject to approval of the shareholders of the Company at an annual meeting or any special meeting of stockholders of the Company before settlement of Awards for the Performance Year ending on July 31, 2006, so that compensation will qualify as Performance-Based Compensation. Awards for the Performance Year ending July 31, 2005, are not intended to qualify as Performance Based Compensation and therefore are not subject to shareholder approval. In addition, the Board may determine to submit the Plan to shareholders for reapproval at such time, if any, required in order that compensation under the Plan shall qualify as Performance-Based Compensation.

APPENDIX D
JLG INDUSTRIES, INC.
2005 LONG TERM INCENTIVE PLAN

1.	PURPOSE
      The JLG Industries, Inc. 2005 Long Term Incentive Plan (the “Plan”), is designed to enable key personnel and Outside Directors of JLG Industries, Inc. (the “Company”) and its Subsidiaries to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company’s business. In addition, the Plan is designed to motivate key personnel by means of growth-related incentives to achieve long-range goals. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding personnel and directors, but also of promoting a closer identity of interests between management, Outside Directors, and shareholders. This Plan reflects an amendment and restatement of the Long Term Incentive Plan adopted by shareholders on November 18, 2003 (the “2003 Plan”). The 2003 Plan was a consolidation of the Company’s prior plans, the JLG Industries, Inc. Stock Incentive Plan (for employees) and the JLG Industries, Inc. Directors Stock Option Plan (for Outside Directors).

2.	DEFINITIONS
      In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this Section 2:

(a) “Award” means an Option, Restricted Share, Right, Bonus Share, Performance Unit, or Performance Share. Unless the context clearly indicates otherwise, the term “Awards” shall include Options, Restricted Shares, Rights, Bonus Shares, Performance Units, or Performance Shares. “Equity Award” means any Option, Restricted Share, Bonus Share, Performance Unit, Performance Share, or other Award that is settled in Shares; “Cash Award” means any Right, Performance Unit, Performance Share, or other Award that is settled in cash.

(b) “Beneficiary” means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee’s Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee’s rights in respect of an Award. In order to be effective, a Grantee’s designation of a Beneficiary must be on file with the Company before the Grantee’s death. Any such designation may be revoked and a new designation substituted for it at any time before the Grantee’s death.

(c) “Board of Directors” or “Board” means the Board of Directors of the Company.

(d) “Bonus Share” means a Share granted pursuant to Section 12(g) hereof without restriction.

(e) “Change in Control” means the first to occur of the following events:

(1) an acquisition (other than directly from the Company) of securities of the Company by any person, immediately after which such person, together with all securities law affiliates and associates of such person, becomes the beneficial owner of securities of the Company representing 25 percent or more of the voting power; provided that, in determining whether a Change in Control has occurred, the acquisition of securities of the Company in a non-control acquisition will not constitute an acquisition that would cause a Change in Control; or

(2) three or more directors, whose election or nomination for election is not approved by a majority of the members of the Incumbent Board, are elected within any single 12-month period to serve on the Board of Directors; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been approved by a majority of the incumbent Board for purposes of this definition; or

(3) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

(4) approval by shareholders of the Company of:

(i) a merger, consolidation, or reorganization involving the Company, unless

(A) the shareholders of the Company, immediately before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 75 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

(B) individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the surviving corporation; and

(C) no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or (III) any person who, immediately prior to such merger, consolidation, or reorganization, had beneficial ownership of securities representing 25 percent or more of the voting power) has beneficial ownership of securities representing 25 percent or more of the combined voting power of the surviving corporation’s then outstanding voting securities;

(ii) a complete liquidation or dissolution of the Company; or

(iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means a committee consisting of such number of members of the Compensation Committee of the Board of Directors with such qualifications as are required to qualify as an outside director for purposes of (i) Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time (or any successor rule of similar import) and (ii) Section 162(m) of the Code, and the regulations thereunder, as in effect from time to time (or any successor provision of similar import), to the extent that Awards made under the Plan are intended to qualify as performance-based compensation thereunder.

(h) “Company” means JLG Industries, Inc.

(i) “Covered Executive” means an individual who is determined by the Committee to be reasonably likely to be a “covered employee” under Section 162(m) of the Code, and to receive compensation that would exceed the deductibility limits under Section 162(m), as of the end of the Company’s taxable year for which an Award to the individual will be deductible.

(j) “Disability” or “Disabled” means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Effective Date” means November 17, 2005, provided that the Plan shall have been approved by the Company’s shareholders.

(l) “Election Contest” means an election contest described in Rule 14a-11 promulgated under the Securities Exchange Act.

(m) “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company, any Subsidiary, or any Parent.

(n) “Fair Market Value” means, when used in connection with the Shares on a certain date, the fair market value of a Share as determined by the Committee, and shall be deemed equal to the closing price at which Shares are traded on such date (or on the next preceding day for which such information is ascertainable at the time of the Committee’s determination) as reported for such date by The Wall Street Journal (or if Shares are not traded on such date, on the next preceding day on which Shares are traded) (or if Shares are traded on such date but no edition of The Wall Street Journal reporting such prices for such date is published, the fair market value shall be deemed equal to the closing price at which Shares are traded on such date as reported through the National Association of Securities Dealers Automated Quotations System in any other newspaper).

(o) “Grantee” means a person to whom an Award has been granted under the Plan.

(p) “Incentive Stock Option” means an Option granted in accordance with Section 8 hereof that complies with the terms and conditions set forth in Section 422(b) of the Code and is designated by the Committee as an Incentive Stock Option.

(q) “Incumbent Board” means individuals who, as of the close of business on the Effective Date, are members of the Board of Directors; provided that, if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least 75 percent of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Context or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

(r) “Limited Stock Appreciation Right” means a right that provides for payment in accordance with Section 11 hereof.

(s) “Non-qualified Stock Option” means an Option granted under the Plan other than an Incentive Stock Option.

(t) “Option” means any option to purchase a Share or Shares pursuant to the provisions of the Plan. Unless the context clearly indicates otherwise, the term “Option” shall include both Incentive Stock Options and Non-qualified Stock Options.

(u) “Option Agreement” means the written, or to the extent permitted by law, electronic, agreement to be entered into by the Company and the Grantee, as provided in Section 7 hereof.

(v) “Outside Director” means each member of the Board of Directors who is not an Employee.

(w) “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code (or a successor provision of similar import).

(x) “Performance Share” means an Award made pursuant to Section 14.

(y) “Performance Unit” means an Award made pursuant to Section 13.

(z) “Performance-Based Restricted Shares” means Restricted Shares that are intended to qualify as performance-based compensation under Section 162(m) of the Code, and the regulations thereunder.

(aa) “Plan” means the JLG Industries, Inc. 2005 Long Term Incentive Plan, as set forth herein and as amended from time to time (except where the context makes clear that the reference is either to the 2003 Plan, the JLG Industries, Inc. Stock Incentive Plan or to the JLG Industries, Inc. Directors Stock Option Plan, as in effect prior to the Effective Date).

(bb) “Prior Plans” shall mean the 2003 Plan, the JLG Industries, Inc. Stock Incentive Plan or the JLG Industries, Inc. Directors Stock Option Plan, as the context requires, in effect prior to the Effective Date.

(cc) “Proxy Contest” means a solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors.

(dd) “Quota” means the portion of the total number of Shares subject to an Option that the Grantee of the Option may purchase during each of the several periods of the Term of the Option (if the Option is subject to Quotas), as provided in Section 17(a) hereof.

(ee) “Restricted Shares” means Shares granted pursuant to Section 12(a) through 12(f) hereof or purchased under a Non-qualified Stock Option pursuant to Section 9(d) hereof and subject to such restrictions and other terms and conditions as the Committee shall determine in accordance with the Plan.

(ff) “Retirement” means retirement pursuant to the JLG Industries, Inc. Employees’ Retirement Savings Plan, as amended from time to time.

(gg) “Right” means a Stock Appreciation Right or a Limited Stock Appreciation Right.

(hh) “Shares” means shares of the Company’s $.20 par value common stock, or any security into which such shares may be converted by reason of any event of the type referred to in Sections 22 or 23 of the Plan.

(ii) “Stock Appreciation Right” or “SAR” means a right that provides payment in accordance with Section 10.

(jj) “Subsidiary” means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import.)

(kk) “Term” means the period during which a particular Option or Right may be exercised.

(ll) “2003 Plan” shall mean the JLG Industries, Inc. Long Term Incentive Plan adopted by shareholders on November 18, 2003, which is being replaced by the Plan.

3.	EFFECTIVE DATE AND DURATION OF THE AMENDED AND RESTATED PLAN
      (a) Upon adoption by the Company’s Board of Directors and approval by the Company’s shareholders at the Company’s annual meeting on November 17, 2005, the Plan shall be effective as of the Effective Date and shall continue in effect until November 17, 2015. The adoption of the Plan as of the Effective Date shall not affect the terms of any Option or Award that was outstanding prior to the Effective Date; all such Options and Awards shall continue to be governed by the terms of the applicable Prior Plan in effect immediately prior to the Effective Date.
      (b) Awards may be granted at any time prior to the earlier of the expiration of the term of the Plan, as described in subsection (a) above, or the termination of the Plan pursuant to Section 24 hereof. For the purpose of commencing the ten-year period specified in Section 422(b)(2) of the Code during which Incentive Stock Options may be granted, the adoption of this Plan as of the Effective Date shall constitute the adoption of a new plan. An Award outstanding at the time the Plan is terminated (either by expiration of the term of the Plan or by termination of the Plan pursuant to Section 24 hereof) shall not cease to be or cease to become exercisable pursuant to its terms solely because of the termination of the Plan.
      (c) No Awards of Performance-Based Restricted Shares, Performance Shares, or Performance Units shall be made on any date to a Covered Executive, unless the material terms of the performance goals have been approved by shareholders within the preceding five years.

4.	NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN
      (a) The Company may grant Equity Awards under the Plan with respect to not more than (i) 1,948,357 Shares with respect to which Awards were authorized but not granted under the 2003 Plan as of July 31, 2005, plus (ii) 827,000 additional Shares, plus (iii) no more than 3,600,000 additional Shares pursuant to subsection (d), below. The aggregate limit of 2,775,357 Shares available (plus no more than 3,600,000 Shares available pursuant to subsection (d), below, if any) for Equity Awards shall be subject to adjustment as provided in Section 22 hereof. Shares available for Equity Awards shall be provided from Shares in the treasury or by the issuance of Shares authorized but unissued. The total limit set forth in this subsection (a) shall also be the maximum number of shares that may be issued under the Plan through Incentive Stock Options.
      (b) If an Option granted on or after the Effective Date is surrendered before exercise, or lapses or is terminated without being exercised, in whole or in part, for any reason other than the exercise of a Limited Stock Appreciation Right, the Shares subject to the Option shall be restored to the aggregate maximum number of Shares (specified in subsection (a) above) with respect to which Equity Awards may be granted under the Plan, but only to the extent that the Option or any related Right has not been exercised. Similarly, if any Restricted Share is forfeited and returned to the Company (other than Shares returned to pay taxes upon vesting), such forfeited Share shall be restored to the aggregate maximum number of Shares with respect to which Equity Awards may be granted under the Plan.
      (c) Awards of Restricted Shares, Bonus Shares, and Performance Units or Performance Shares settled in stock shall not in the aggregate exceed 1,755,357 Shares, and shall also count against the overall limit on Shares available for Equity Awards under subsection (a).
      (d) If, on or after the Effective Date, any of the Equity Awards granted under the Prior Plans before the Effective Date which remain unexercised or unvested on the Effective Date is surrendered before exercise, lapses or is terminated without being exercised, or is forfeited, in whole or in part, for any reason, the Company may grant Equity Awards under this Plan with respect to the Shares subject to such Equity Awards in addition to the maximum number of Shares specified in clauses (i) and (ii) of subsection (a), above, provided that no more than 3,600,000 shall be available for issuance under this Plan pursuant to this subsection (d).
      (e) The maximum number of Shares that can be the subject of Equity Awards to any individual in any fiscal year of the Company is 400,000 Shares. For purposes of this subsection (e), if an Equity Award is canceled, the Shares covered by the canceled Award shall be counted against the maximum number of Shares for which Equity Awards may be granted to the individual.
      (f) The Plan replaces the 2003 Plan as of the Effective Date. Upon shareholder approval of the Plan, all remaining Shares with respect to which additional Awards were authorized but not granted under the 2003 Plan will be cancelled and Shares available for Equity Awards on or after the Effective Date shall be provided solely in Section 4 hereof. Awards may be made under the 2003 Plan prior to the Effective Date of the Plan; provided that no Awards may be made under the 2003 Plan with respect to the Shares described in clause (ii) of subsection (a). If shareholders do not approve the Plan, the 2003 Plan shall remain in effect in accordance with its terms.

5.	ADMINISTRATION OF THE PLAN
      (a) The Plan shall be administered by the Committee.
      (b) Except as provided in the following sentence, the Committee may adopt, amend and rescind rules and regulations relating to the Plan as it may deem proper, shall make all other determinations necessary or advisable for the administration of the Plan, and may provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to the extent not contrary to the express provisions of the Plan; provided, however, that the Committee may take action only upon the agreement of a majority of its members then in office. No action or determination by the Committee may adversely affect any right acquired by any Grantee or Beneficiary under the terms of any Award granted before the date such action or determination is taken or made, unless the affected Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 22 does not adversely affect any such right. Any action that the Committee may take through a written instrument signed by all of its members then in office shall be as effective as though taken at a meeting duly called and held.
      (c) The powers of the Committee shall include plenary authority to interpret the Plan, and, subject to the provisions hereof, the Committee may determine (i) the persons to whom Awards shall be granted; (ii) the number of Shares subject to each Award; (iii) the Term of each Award; (iv) the frequency of Awards and the date on which each Award shall be granted; (v) the type of each Award; (vi) the Quotas (if any), exercise periods, and other terms and conditions applicable to each Option and Right, and the provisions of each Option Agreement; (vii) any performance criteria pursuant to which Awards may be granted; and (viii) the restrictions and other terms and conditions of each grant of Restricted Shares and the provisions of any instruments evidencing such grants. The Committee also may accelerate at any time the exercisability of outstanding Options, provided that no Option shall be exercisable prior to the expiration of the mandatory six-month holding period specified in Section 17(a) hereof.
      (d) The determinations, interpretations, and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.
      (e) Subject to the limits established by the Committee pursuant to this Section 5(e), the Company’s Chief Executive Officer is authorized to grant Awards to key Employees (excluding those Employees required to file ownership reports with the Securities and Exchange Commission under Section 16(a) of the Securities and Exchange Act of 1934) having such terms, consistent with the terms of the Plan, as the Chief Executive Officer shall determine. No later than 90 days after the commencement of each fiscal year of the Company, the Committee may establish (i) a maximum aggregate amount of Awards which the Chief Executive Officer may grant during such fiscal year and (ii) the maximum amount of Awards which the Chief Executive Officer may grant to any one Grantee during such fiscal year. Upon granting any Awards pursuant to the Plan, the Chief Executive Officer, promptly, but in any event not later than the next Committee meeting, shall inform the Committee of the terms and number of Awards granted to any Grantee. The types of Awards that the Chief Executive Officer may grant shall be limited to Restricted Shares, Bonus Shares, and Non-qualified Stock Options which, in each case, are not intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. The exercise price of any Options granted by the Chief Executive Officer pursuant to the Plan shall not be less than the Fair Market Value of the Shares on the date the Option is granted.

6.	EMPLOYEES AND OUTSIDE DIRECTORS ELIGIBLE TO RECEIVE AWARDS
      (a) Awards may be granted under the Plan to key Employees of the Company or any Subsidiary (including employees who are directors and/or officers). All determinations by the Committee as to the identity of the persons to whom Awards shall be granted hereunder shall be conclusive.
      (b) Outside Directors may be granted Awards (excluding Incentive Stock Options), subject to the provisions of Section 16 hereof.
      (c) An individual Grantee may receive more than one Award.

7.	OPTION AGREEMENT
      (a) No Option or Right shall be exercised by a Grantee unless he shall have executed and delivered an Option Agreement evidencing the grant of such Option or Right. The Agreement shall set forth the number of Shares subject to the Option or Right and the terms, conditions, and restrictions applicable thereto.
      (b) Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company as directed from time to time by the Committee.

8.	INCENTIVE STOCK OPTIONS
      (a) The Committee may authorize the grant of Incentive Stock Options to officers and key Employees, subject to the terms and conditions set forth in the Plan. The Option Agreement relating to an Incentive Stock Option shall state that the Option evidenced by the Option Agreement is intended to be an “incentive stock option” within the meaning of Section 422(b) of the Code.
      (b) The Term of each Incentive Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Option Agreement. In no event shall the Term of an Incentive Stock Option extend beyond ten years from the date of grant. In the case of any Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary, the Term of the Option shall not extend beyond five years from the date of grant.
      (c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options (determined without regard to this paragraph (c)) are exercisable by any Grantee for the first time during any calendar year (under all stock option plans of the Company, its Parent and its Subsidiaries) exceeds $100,000 (excluding any Options that do not qualify as Incentive Stock Options at the time of grant), the portion of any such Option that exceeds the $100,000 limit shall be a Non-qualified Stock Option. For the purpose of this subsection (c), the Fair Market Value of Shares shall be determined as of the time the Option with respect to such stock is granted.
      (d) For purposes of applying the limitation in subsection (c), the following rules shall apply, except to the extent that final regulations issued under Code Sections 421, 422, or 424 provide or require otherwise:

(1) The limitation in subsection (c) shall be applied by taking Options into account in the order in which they were granted.

(2) An Incentive Stock Option shall be considered to be first exercisable at any time during a calendar year if the Incentive Stock Option will become exercisable during the year assuming that any condition on the optionee’s ability to exercise the Incentive Stock Option related to performances of services is satisfied. If the optionee’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered.

(3) After an acceleration provision is triggered, the Options subject to such provision are then taken into account in accordance with subsection (d)(1) for purposes of applying the limitation in subsection (c) to all Options first exercisable during a calendar year.

(4) An Option (or portion thereof) is disregarded if, prior to the calendar year during which it would otherwise have become exercisable for the first time, the Option (or portion thereof) is modified and thereafter ceases to be an Incentive Stock Option, is canceled, or is transferred in violation of the nontransferability requirements of Code Section 421.

(5) If an Option (or portion thereof) is modified, canceled, or transferred at any other time, such Option (or portion thereof) is treated as outstanding according to its original terms until the end of the calendar year during which it would otherwise have become exercisable for the first time.
      (e) The Option price to be paid by the Grantee to the Company for each Share purchased upon the exercise of an Incentive Stock Option shall be equal to the Fair Market Value of a Share on the date the Option is granted, except that with respect to any Incentive Stock Option granted to a Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company, a Parent, or a Subsidiary, the Option price for each Share purchased shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted. In no event may an Incentive Stock Option be granted if the Option price per Share is less than the par value of a Share.

      (f) Any Grantee who disposes of Shares purchased upon the exercise of an Incentive Stock Option either (i) within two years after the date on which the Option was granted, or (ii) within one year after the transfer of such Shares to the Grantee, shall promptly notify the Company of the date of such disposition and of the amount realized upon such disposition.

9.	NON-QUALIFIED STOCK OPTIONS
      (a) The Committee may authorize the grant of Non-qualified Stock Options subject to the terms and conditions set forth in the Plan. Unless an Option is designated by the Committee as an Incentive Stock Option, it is intended that the Option will not be an “incentive stock option” within the meaning of Section 422(b) of the Code and, instead, will be a Non-qualified Stock Option. The Option Agreement relating to a Non-qualified Stock Option shall state that the Option evidenced by the Option Agreement will not be treated as an Incentive Stock Option.
      (b) The Term of each Non-qualified Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Option Agreement. In no event shall the Term of a Non-qualified Stock Option extend beyond ten years from the date of grant of the Option.
      (c) In no event may a Non-qualified Stock Option be granted if the Option price per Share is less than the Fair Market Value at the time of grant.
      (d) At the time of the grant of a Non-qualified Stock Option, the Committee shall specify whether the Shares purchased under the Option shall or shall not be Restricted Shares (or whether they shall be a specified combination of Shares that are, and Shares that are not, Restricted Shares). Restricted Shares purchased under an Option shall be subject to the terms, conditions and restrictions set out in subsections (b) through (e) of Section 12, and such additional terms, conditions and restrictions as the Committee may determine. Subject to the provisions of subsections (b) through (e) of Section 12, the Committee, at the time of grant, shall determine (and the Option Agreement shall specify) the terms and conditions of any Restricted Shares that may be purchased under the Non-qualified Stock Option, including the duration of the restrictions that shall be imposed on the Restricted Shares, and the dates on which, or circumstances in which, the restrictions shall expire, lapse or be removed or the Restricted Shares shall be forfeited. Shares purchased under an Option after the Company obtains actual knowledge that a Change in Control has occurred shall not be subject to any restrictions.

10.	STOCK APPRECIATION RIGHTS
      (a) The Committee may authorize the grant of Stock Appreciation Rights subject to the terms and conditions set forth in the Plan. SARs are rights that, on exercise, entitle the Grantee to receive the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Fair Market Value of a Share on the date of grant, multiplied by the number of Shares with respect to which the SAR is exercised.
      (b) The amount to be paid to a Grantee upon the exercise of an SAR shall be paid in cash.

11.	LIMITED STOCK APPRECIATION RIGHTS
      (a) The Committee may authorize the grant of Limited Stock Appreciation Rights in connection with all or part of any Option.
      (b) A Limited Stock Appreciation Right may be exercised only at such times, by such persons, and to such extent, as the related Option is exercisable. Furthermore, a Limited Stock Appreciation Right may be exercised only within the 60-day period beginning on the date on which the Company obtains actual knowledge that a Change in Control has occurred. As soon as the Company obtains actual knowledge that a Change in Control has occurred, the Company shall promptly notify each Grantee in writing of the Change in Control, whether or not the Grantee holds a Limited Stock Appreciation Right.

      (c) The Shares that are subject to a Limited Stock Appreciation Right shall not be used more than once to calculate the amount to be received pursuant to the exercise of the Limited Stock Appreciation Right. The right of a Grantee to exercise an Option shall be canceled if and to the extent that the Shares subject to the Option are used to calculate the amount to be received upon the exercise of the related Limited Stock Appreciation Right, and the right of a Grantee to exercise a Limited Stock Appreciation Right shall be canceled if and to the extent that the Shares with respect to which the Limited Stock Appreciation Right may be exercised are purchased upon the exercise of the related Option.
      (d) A Limited Stock Appreciation Right may be granted coincident with or after the grant of any related Option, provided that the Committee shall consult with counsel before granting a Limited Stock Appreciation Right after the grant of a related Incentive Stock Option.
      (e) The amount to be paid to the Grantee upon exercise of a Limited Stock Appreciation Right that is related to a Non-qualified Stock Option shall be paid in cash, and shall be equal to the number of Shares with respect to which the Limited Stock Appreciation Right is exercised multiplied by the excess of

(1) the higher of (i) the highest Fair Market Value of a Share during the period commencing on the ninetieth (90th) day preceding the exercise of the Limited Stock Appreciation Right and ending on the date of exercise; or (ii) if an event described in paragraph (i) of the definition of “Change in Control”, above, has occurred, the highest price per Share (A) paid for any Share in any transaction occurring during the period described in clause (i) by any person or group (as defined in the definition of “Change in Control”, above) whose acquisition of Shares caused the Change in Control to occur, or (B) paid for any Share as shown on Schedule 13D (or an amendment thereto) filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 by any such person or group, over

(2) the Option price of the related Non-qualified Stock Option.
      (f) The amount to be paid to the Grantee upon exercise of a Limited Stock Appreciation Right that is related to an Incentive Stock Option shall be paid in cash, and shall be equal to the number of Shares with respect to which the Limited Stock Appreciation Right is exercised multiplied by the excess of (i) the Fair Market Value (as of the exercise date of the Limited Stock Appreciation Right) of a Share over (ii) the Option price of the related Incentive Stock Option.

12.	RESTRICTED SHARES AND BONUS SHARES
      (a) The Committee may authorize the grant of Restricted Shares subject to the terms and conditions set forth in the Plan. The following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee shall apply to Restricted Shares. Subject to the provisions of this Section 12 (including, in the case of Performance-Based Restricted Shares, paragraph (f)), the Committee shall determine at the time of grant the size and the terms and conditions of each grant of Restricted Shares, including the duration of the restrictions that shall be imposed on the Restricted Shares, the dates on which, or circumstances in which, the restrictions shall expire, lapse or be removed or the Restricted Shares shall be forfeited, and the price to be paid to the Company by the Grantee (and the terms of payment thereof) for the Restricted Shares. In no event, however, shall the price of a Restricted Share be less than the par value of a Share on the date of grant. The Committee may cause to be issued an instrument evidencing the grant of the Restricted Shares to the Grantee, which instrument may set forth the restrictions and other terms and conditions of the grant.
      (b) A Grantee who has acquired Restricted Shares (pursuant to either a grant of Restricted Shares or the exercise of an Option to purchase Restricted Shares) shall have beneficial ownership of the Restricted Shares, including the right to receive dividends on (subject, in the case of Performance-Based Restricted Shares, to the provisions of paragraph (f)) and the right to vote, the Restricted Shares. A certificate or certificates representing the number of Restricted Shares acquired shall be registered in the name of the Grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the Grantee (or, in the event of the Grantee’s death, to his Beneficiary), may provide for the holding of such certificate or certificates in custody by a bank or other institution or by the Company itself pending their delivery to the Grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates referring to the terms, conditions and restrictions applicable to the Shares. Any attempt to dispose of the Shares in contravention of such terms, conditions and restrictions shall be ineffective.
      (c) While subject to the restrictions imposed by the Committee in accordance with this Section 12, Restricted Shares

(1) shall not be sold, assigned, conveyed, transferred, pledged, hypothecated, or otherwise disposed of, and

(2) shall be returned to the Company forthwith, and all the rights of the Grantee to such Shares shall immediately terminate, if the Grantee’s continuous employment with the Company or any Subsidiary shall terminate for any reason, except as provided in Section 12(d). The return of the Shares shall be accomplished, if necessary, by the Grantee’s delivering or causing to be delivered to the Company the certificate(s) for the Shares, accompanied by such endorsement(s) and/or instrument(s) of transfer as may be required by the Company. Upon the return of Shares in accordance with this paragraph (2), the Company shall pay to the Grantee an amount in cash equal to the lesser of the aggregate price paid for the Shares returned or the current fair market value of the Shares returned.
      (d) Subject to the following provisions of this Section 12(d), the restrictions imposed on Restricted Shares shall lapse on such date or dates as the Committee shall determine when the Restricted Shares (or any Option to purchase them) are granted. In addition, if a Grantee who has been in the continuous employment of the Company or a Subsidiary since the date on which he acquired the Restricted Shares becomes Disabled or dies while in such employment, then the restrictions imposed on the Restricted Shares shall lapse; provided that, if such Restricted Shares are intended to qualify as Performance-Based Restricted Shares, they shall cease to qualify as performance-based compensation for purposes of Section 162(m) of the Code if the restrictions lapse on the account of the Disability or death of the Grantee. All restrictions imposed on Restricted Shares shall lapse immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred.
      (e) If, after Restricted Shares are transferred to a Grantee (pursuant to either a grant of Restricted Shares or the exercise of an Option to purchase Restricted Shares), the Grantee properly elects, pursuant to section 83(b) of the Code, to include in gross income for Federal income tax purposes the amount determined under section 83(b) of the Code, the Grantee shall furnish to the Company a copy of his completed and signed election form, and shall pay (or make arrangements satisfactory to the Company to pay) to the Company any Federal, state or local taxes required to be withheld with respect to the Shares. If the Grantee fails to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.
      (f) The Committee may authorize the grant of Performance-Based Restricted Shares subject to the following terms and conditions, in addition to all other applicable terms and conditions set forth in the Plan:

(1) The restrictions imposed on Performance-Based Restricted Shares shall expire, lapse or be removed based solely on the account of the attainment of performance targets established by the Committee using one or more of the criteria set forth in Section 15 hereof.

(2) Dividends shall be payable on Performance-Based Restricted Shares only to the extent of the Shares received based upon the attainment of the pre-established performance target(s).

(3) Prior to the release of restrictions on any Performance-Based Restricted Shares, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the pre-established performance target(s) have been satisfied.
      (g) The Committee may authorize the grant of Bonus Shares in consideration for services rendered by a Grantee to the Company or a Subsidiary subject to the terms and conditions set forth in the Plan. Bonus Shares may be awarded pursuant to an Award Agreement containing such terms and conditions as may be established by the Committee. Notwithstanding the foregoing, Bonus Shares may not be awarded to any

Grantee required to file ownership reports with the Securities and Exchange Commission under Section 16(a) of the Securities and Exchange Act of 1934, and no Grantee may receive more than 5,000 Bonus Shares during any fiscal year of the Company.

13.	PERFORMANCE UNITS
      (a) The Committee may authorize the grant of Performance Units subject to the terms and conditions set forth in the Plan. Performance Units are rights, denominated in cash or cash units, to receive, at a specified future date, payment in cash or Shares, as determined by the Committee of an amount equal to all or a portion of the value of a unit granted by the Committee.
      (b) At the time of the Award of Performance Units, the Committee shall determine the performance factors applicable to the determination of the ultimate payment value of the Performance Units, using one or more of the criteria set forth in Section 15 hereof.
      (c) Prior to the payment of any Performance Units, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the pre-established performance target(s) have been met.
      (d) The maximum value of an Award of Performance Units granted to any one Grantee in any fiscal year shall not exceed $5 million. The foregoing limitation shall be applied at the time of settlement, regardless of whether such settlement is made in cash or Shares.

14.	PERFORMANCE SHARES
      (a) The Committee may authorize the grant of Performance Shares subject to the terms and conditions set forth in the Plan. Performance Shares are rights, denominated in Shares or stock units equivalent to Shares, to receive, at a specified future date, payment in cash or Shares, as determined by the Committee. Such payment shall be of an amount equal to all or a portion of the Fair Market Value of Shares of the Company on the last day of the specified performance period of a specified number of Shares, based on performance during the period.
      (b) At the time of the Award of Performance Shares, the Committee shall determine the performance factors applicable to the determination of the ultimate payment value of the Performance Shares, using one or more of the criteria set forth in Section 15 hereof.
      (c) Prior to the payment of any Performance Shares, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) that the pre-established performance target(s) have been met.
      (d) The maximum number of Shares (or the equivalent value in cash) of any Award of Performance Shares granted to any one Grantee in a fiscal year shall not exceed the limit set forth in Section 4(e).

15.	PERFORMANCE CRITERIA
      (a) The Committee shall provide for the lapse or expiration of restrictions on Performance-Based Restricted Shares, and shall determine the extent to which Awards of Performance Units and Performance Shares are earned, using one or more of the following objectives: (i) increase in net sales; (ii) pretax income before allocation of corporate overhead and/or bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) attainment of division, group or corporate financial goals; (vii) return on stockholders’ equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; (xi) increase in market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models; (xvi) comparisons with various stock market indices; (xvii) comparisons with performance metrics of peer companies; or (xviii) reductions in costs.
      (b) The performance objective shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met. The Committee shall, at the time it establishes the performance target(s) for an Award, specify the period over which the performance target(s) relate. The establishment of the actual performance targets and, if an Award is based on more than one of the foregoing criteria, the relative weighting of such criteria, shall be at the sole discretion of the Committee; provided, however, that in all cases the performance targets must be established by the Committee in writing no later than 90 days after the commencement of the period to which the performance target(s) relates (or, if less, no later than after 25 percent of the period has elapsed) and when achievement of the performance target(s) is substantially uncertain. Once established by the Committee, the performance target(s) may not be changed to increase the amount of compensation that otherwise would be due upon the attainment of the performance target(s).
      (c) If a Grantee who has been in the continuous employment of the Company or a Subsidiary since the date on which he acquired Performance Based-Restricted Shares becomes Disabled or dies while in such employment, then the restrictions imposed on the Restricted Shares shall lapse. All restrictions imposed on Performance-Based Restricted Shares shall lapse immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred. The Committee may, in its discretion, provide that the performance target(s) under a Performance Unit or Performance Share shall be deemed satisfied when (i) the Company obtains actual knowledge that Change in Control has occurred, (ii) the Grantee becomes Disabled or (iii) the Grantee dies. Performance-Based Restricted Shares, Performance Units, and Performance Shares that become fully payable on account of (i) the Grantee’s death, (ii) the Grantee becoming disabled, or (iii) a Change in Control, shall cease to qualify as performance-based compensation for purposes of Section 162(m) of the Code.
      (d) The performance target(s) with respect to any Performance-Based Restricted Share, Performance Share or Performance Unit shall be measured over a period no greater than five consecutive years.

16.	GRANTS OF AWARDS TO OUTSIDE DIRECTORS
      (a) In the discretion of the Committee, from time to time, Awards may be granted to Outside Directors, excluding Incentive Stock Options. Unless otherwise specified by the Committee, any Awards to Outside Directors for a year shall be made on the date on which the results of the election of directors held at the Company’s annual meeting for that year are certified by the judge of elections. Notwithstanding the foregoing, no Awards shall be granted to any Outside Director in a year unless the Company had a net profit before extraordinary events (as determined by the Company’s independent auditors and reflected in the Company’s annual report) for the immediately preceding fiscal year.
      (b) The Committee may, in its discretion, grant Awards, excluding Incentive Stock Options, to any individual who is appointed to the Board for the first time by action of the Board and not action of the Company’s shareholders. Unless otherwise specified by the Committee, the date of such grant shall be the date on which the Outside Director is appointed to the Board for the first time.

17.	TERMS AND QUOTAS OF OPTION
      (a) Each Option and Right granted under the Plan shall be exercisable only during a Term commencing at least six months after the date on which the Option or Right was granted. The Committee shall have authority to grant both Options exercisable in full at any time during their Term and Options exercisable in Quotas. In exercising an Option that is subject to Quotas, the Grantee may purchase less than the full Quota available under the Option during any period. Quotas or portions thereof not purchased in earlier periods shall accumulate and shall be available for purchase in later periods within the Term of the Option.
      (b) Upon the expiration of the mandatory six-month holding period specified in subsection (a) above, any Option shall be exercisable in full, notwithstanding the applicability of any Quota or other limitation on the exercise of such Option, immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred.
      (c) Repricing of Options, within the meaning of Section 303A(8) of the New York Stock Exchange Listed Company Manual, shall not be permitted under the Plan. For purposes of the preceding sentence, the cancellation of an Option in exchange for another Option, Restricted Shares, or other equity shall not be considered a repricing of the original option if the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or other similar corporate transaction.

18.	EXERCISE OF OPTION OR RIGHT
      (a) Options or Rights shall be exercised by delivering or mailing to the Committee:

(1) a notice, in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased, or the number of Shares with respect to which a Limited Stock Appreciation Right shall be exercised, and

(2) if an Option is exercised, payment in full of the Option price for the Shares so purchased

(i) by money order, cashier’s check, certified check; or other cash equivalent approved by the Committee

(ii) subject to paragraph (v), below, by the tender of Shares to the Company, or by the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the Option price for the Shares so purchased;

(iii) by money order, cashier’s check, or certified check and the tender of Shares to the Company, or by money order, cashier’s check, or certified check and (subject to paragraph (v), below) the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the Option price for the Shares so purchased; or

(iv) unless the Committee expressly notifies the Grantee otherwise (at the time of grant in the case of an Incentive Stock Option or at any time prior to full exercise in the case of a Non-qualified Stock Option), and except to the extent that the Option is an Option to purchase Restricted Shares, by the Grantee’s (a) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee’s account and (b) irrevocable instruction letter to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided that at the time of such exercise, such exercise would not subject the Grantee to liability under section 16(b) of the Securities Exchange Act of 1934, or would be exempt pursuant to Rule 16b-3 promulgated under such Act or any other exemption from such liability. The Company shall deliver an acknowledgment to the broker upon receipt of instructions to deliver the Shares. The Company shall deliver the Shares to the broker upon the settlement date. The broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price upon receipt of the Shares from the Company.

(v) Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Grantee for at least six months prior to their tender or their attestation to the Company, and may not be Restricted Shares at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. Except as provided in this paragraph, the date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option price are received by the Committee. For exercise pursuant to Section 18(a)(2)(iv) of the Plan, the date of exercise shall be deemed to be the date that the notice of exercise is received by the Committee.
      (b) Subject to subsection (c) below, upon receipt of the notice of exercise and, if an Option is exercised, upon payment of the Option price, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax, and if a

Limited Stock Appreciation Right is exercised, shall promptly distribute cash to be paid upon the exercise of the Right.
      (c) The exercise of each Option and Right and the grant or distribution of Restricted Shares under the Plan shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such exercise (or the delivery or purchase of Shares thereunder), grant or distribution

(i) to satisfy tax withholding or other withholding liabilities,

(ii) to effect the listing, registration, or qualification on any securities exchange or under any state or Federal law of any Shares otherwise deliverable in connection with such exercise, grant or distribution, or

(iii) to obtain the consent or approval of any regulatory body, then in any such event such exercise, grant or distribution shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. Any such determination (described in the preceding sentence) by the Company must be reasonable, must be made in good faith, and must be made without any intent to postpone or limit such exercise, grant or distribution beyond the minimum extent necessary and without any intent otherwise to deny or frustrate any Grantee’s rights in respect of any Award. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent or approval, the Company shall act with all reasonable diligence. Any such postponement or limitation affecting the right to exercise an Option or Right or the grant or distribution of Restricted Shares shall not extend the time within which the Option or Right may be exercised or the Restricted Shares may be granted or distributed, unless the Company and the Grantee choose to amend the terms of the Award to provide for such an extension; and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary with respect to any Shares with respect to which the Award shall lapse, or with respect to which the grant or distribution shall not be effected, because of a postponement or limitation that conforms to the provisions of this subsection (c).
      (d) Except as provided in Section 18(e) below, Options and Rights granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Section 19(a) hereof, and an Option or Right may be exercised during the lifetime of the Grantee only by the Grantee.
      (e) Subject to the approval of the Committee in its sole discretion, Non-qualified Stock Options, Limited Stock Appreciation Rights that are granted in connection with Non-qualified Stock Options, and Restricted Shares may be transferable to members of the immediate family of the Grantee and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Grantee’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.
      (f) Upon the purchase of Shares under an Option, the stock certificate or certificates may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with right of survivorship.

19.	EXERCISE OF OPTION OR RIGHT AFTER DEATH, DISABILITY, RETIREMENT, OTHER TERMINATION OF EMPLOYMENT, OR CHANGE IN CONTROL
      (a) Death
      If a Grantee’s employment with the Company and its Subsidiaries or status as a member of the Board shall cease due to the Grantee’s death, or if the Grantee shall die within three months after cessation of employment or Board membership while an Option or Right is exercisable pursuant to subsection (d) or (e) below, any Option or Right held by the Grantee on the date of his death may be exercised only within twelve months after the Grantee’s death, and only by the Grantee’s Beneficiary, to the extent that the Option or Right could have been exercised immediately before the Grantee’s death.
      (b) Disability
      If a Grantee’s employment with the Company and its Subsidiaries or status as a member of the Board shall cease due to his Disability, after at least six months of continuous employment with the Company and/or a Subsidiary immediately following the date on which an Option or Right was granted (with respect to Grantees other than Outside Directors), the Grantee may exercise the Option or Right, to the extent that the Option or Right could be exercised at the cessation of employment or termination of membership on the Board, at any time within two years after the Grantee shall so cease to be an employee or Outside Director.
      (c) Retirement
      If a Grantee’s employment with the Company and its Subsidiaries or status as a member of the Board ceases due to his Retirement, after at least six months of continuous employment with the Company and/or a Subsidiary immediately following the date on which an Option or Right was granted (with respect to Grantees other than Outside Directors), the Grantee may exercise the Option or Right, to the extent the Option or Right could be exercised at the cessation of employment, at any time within five years after the Grantee’s Retirement.
      (d) Termination of Employment for Any Other Reason
      The Option Agreement shall specify the period, if any, during which an Option or Right may be exercised subsequent to the termination of a Grantee’s employment with the Company and its Subsidiaries, or termination of status as a member of the Board at any time other than within three months after the date on which the Company obtains actual knowledge that a Change in Control has occurred and for any reason other than those specified in subsections (a) through (c) above; provided, however, that the Option Agreement shall not permit the exercise of any Option or Right later than three months after such termination; and provided further that the Option or Right may not be exercised to an extent greater than the extent to which it could be exercised at the cessation of employment or termination of membership on the Board.
      (e) Termination of Employment After a Change in Control
      If, within three months after the Company obtains actual knowledge that a Change in Control has occurred, a Grantee’s employment with the Company and its Subsidiaries or status as a member of the Board ceases for any reason other than those specified in subsections (a) through (c) above, the Grantee may exercise the Option at any time within three months after such cessation of employment or termination of membership on the Board.
      (f) Expiration of Option
      Notwithstanding any other provision of this Section 19, in no event shall an Option be exercisable after the expiration date specified in the Option Agreement.

20.	TAX WITHHOLDING
      (a) The Company shall have the right to collect an amount sufficient to satisfy any Federal, State and/or local tax withholding requirements that might apply with respect to any Award to a Grantee (including, without limitation, the exercise of an Option or Right, the disposition of Shares, or the grant or distribution of Restricted Shares or Bonus Shares) in the manner specified in subsection (b) or (c) below. Alternatively, a Grantee may elect to satisfy any such tax withholding requirements in the manner specified in subsection (d) or (e) below to the extent permitted therein.
      (b) The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such tax withholding requirements. For purposes of determining the amount withheld, the value of the Shares subject to an Award generally shall be the Fair Market Value on the date the tax becomes due. If Shares are sold in a broker-assisted cashless exercise, however, the Company shall use the sale price as the value of the Shares on the sale date.

      (c) The Company and its Subsidiaries also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.
      (d) If the Committee in its sole discretion approves, a Grantee may irrevocably elect to have any tax withholding obligation satisfied by (i) having the Company withhold Shares otherwise deliverable to the Grantee, or (ii) delivering Shares (other than Restricted Shares) to the Company, provided that the Shares withheld or delivered have a Fair Market Value (on the date that the amount of tax to be withheld is determined) equal to the amount required to be withheld.
      (e) A Grantee may elect to have any tax withholding obligation satisfied in the manner described in Section 18(a)(2)(iv) hereof, to the extent permitted therein.
      (f) A Grantee who is eligible to participate in the JLG Industries, Inc. Executive Deferred Compensation Plan or the JLG Industries, Inc. Directors’ Deferred Compensation Plan (each a “Deferred Compensation Plan”) may elect to surrender Equity Awards prior to vesting and/or to forgo receipt of Shares upon exercise of Options and to receive in lieu thereof an equivalent number of Company Stock Units under the applicable Deferred Compensation Plan, subject to the terms and conditions prescribed from time to time in such Deferred Compensation Plan.

21.	SHAREHOLDER RIGHTS
      No person shall have any rights of a shareholder by virtue of an Option or Right except with respect to Shares actually issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

22.	ADJUSTMENT FOR CHANGES IN CAPITALIZATION
      (a) Subject to the provisions of Section 23 hereof, in the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise; or if there shall be any dividend on the Shares, payable in Shares; or if there shall be a stock split or a combination of Shares, the aggregate number of shares available for Awards, the number of Shares subject to outstanding Awards, and the Option price per Share of each out standing Option may be proportionately adjusted by the Board of Directors as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Grantees; provided that any fractional Shares resulting from such adjustments shall be eliminated.
      (b) Subject to the provisions of Section 23 hereof, any Shares to which a Grantee shall become entitled as a result of a stock dividend on Restricted Shares, or as a result of a stock split, combination of Shares, merger, consolidation, reorganization, recapitalization or other event affecting Restricted Shares, shall have the same status, be subject to the same restrictions, and bear the same legend (if any) as the Shares with respect to which they were issued, except as may be otherwise provided by the Board of Directors.
      (c) The Board’s determination with respect to any such adjustments shall be conclusive.

23.	EFFECTS OF MERGER OR OTHER REORGANIZATION
      If the Company shall be the surviving corporation in a merger or other reorganization, Awards shall extend to stock and securities of the Company after the merger or other reorganization to the same extent that a person who held, immediately before the merger or reorganization, the number of Shares corresponding to the number of Shares covered by the Award would be entitled to have or obtain stock and securities of the Company under the terms of the merger or reorganization.

24.	TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN
      (a) The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote, at a meeting duly held in accordance with applicable law, (other than through adjustment for changes in capitalization as provided in Section 22 hereof)

(1) increase the aggregate number of Shares for which Awards may be granted; (2) change the class of persons eligible for Awards; (3) change the minimum Option price, applicable to Options or Rights, that is provided for under the terms of the Plan; (4) increase the maximum duration of the Plan; (5) change the Shares with respect to which Awards are granted; or (6) change the granting corporation for purposes of Awards under the Plan. In addition, the Board shall seek shareholder approval for any “material revision” of the Plan as defined in Section 303A(8) of the New York Stock Exchange Listed Company Manual, or any successor provision. Except as provided in subsection (b), below, no termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of any Award granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 22 hereof does not adversely affect any such right.
      (b) The Plan shall comply with the requirements of, and shall be operated, administered, and interpreted in accordance with, a good faith interpretation of Code Section 409A and Section 885 of the American Jobs Creation Act of 2004 (the “AJCA”) to the extent applicable. If any provision of the Plan is inconsistent with the restrictions imposed by Code Section 409A, that provision shall be deemed to be amended to the extent necessary to reflect the new restrictions imposed by Code Section 409A. Any award granted under the Plan prior to issuance of definitive guidance from the Internal Revenue Service or the Department of Treasury with regard to any issue related to Code Section 409A shall be subject to the condition that the Committee may make such changes to the award as necessary or appropriate in the Committee’s discretion to reflect the restrictions imposed by Code Section 409A, without the consent of the Grantee or Beneficiary.

25.	APPLICATION OF PROCEEDS
      The proceeds received by the Company from the sale of Shares (including Restricted Shares) under the Plan shall be used for general corporate purposes.

26.	GENERAL PROVISIONS
      The grant of an Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ or on the Board of the Company or its Subsidiaries.

27.	GOVERNING LAW
      The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania except to the extent that such laws may be superseded by any Federal law.

DIRECTIONS TO THE FOUNTAINHEAD COUNTRY CLUB
13316 Fountain Head Road, Hagerstown, Maryland 21742
From East (Baltimore, MD)

☐	I-70 West to I-81 North, to Exit 9 (Maryland)

☐	Bottom of ramp turn right (Maugans Ave.)

☐	Go to 2nd traffic light and turn right onto Rt. 11 South (Pennsylvania Ave.)

☐	Go .6 mile, turn left onto Fountain Head Road

☐	Proceed to Country Club on the right (13316 Fountain Head Road)
From East (Washington, DC)

☐	I-270 North to I-70 West, to I-81 North, to Exit 9 (Maryland)

☐	Bottom of ramp turn right (Maugans Ave.)

☐	Go to 2nd traffic light and turn right onto Rt. 11 South (Pennsylvania Ave.)

☐	Go .6 mile, turn left onto Fountain Head Road

☐	Proceed to Country Club on the right (13316 Fountain Head Road)
From North (Harrisburg, PA)

☐	I-81 South to Exit 9 (Maryland)

☐	Bottom of ramp turn left (Maugans Ave.)

☐	Go to 2nd traffic light and turn right onto Rt. 11 South (Pennsylvania Ave.)

☐	Go .6 mile, turn left onto Fountain Head Road

☐	Proceed to Country Club on the right (13316 Fountain Head Road)
From South (Winchester, VA)

☐	I-81 North to Exit 9 (Maryland)

☐	Bottom of ramp turn right (Maugans Ave.)

☐	Go to 2nd traffic light and turn right onto Rt. 11 South (Pennsylvania Ave.)

☐	Go .6 mile, turn left onto Fountain Head Road

☐	Proceed to Country Club on the right (13316 Fountain Head Road)
From West (Cumberland, MD)

☐	I-70 East to I-81 North to Exit 9 (Maryland)

☐	Bottom of ramp turn right (Maugans Ave.)

☐	Go to 2nd traffic light and turn right onto Rt. 11 South (Pennsylvania Ave.)

☐	Go .6 mile, turn left onto Fountain Head Road

☐	Proceed to Country Club on the right (13316 Fountain Head Road)

JLG INDUSTRIES, INC.
1 JLG DRIVE
MCCONNELLSBURG, PA 17233-9533
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and does hereby appoint William M. Lasky, James H. Woodward, Jr. and Thomas D. Singer, and each of them, or such person or persons as they or any of them may substitute and appoint as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of JLG Industries, Inc. Capital Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of JLG Industries, Inc. to be held on Thursday, November 17, 2005 at 9:00 a.m. and at all adjournments of such meeting.
THE PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, PROXIES WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
JLG INDUSTRIES, INC.
November 17, 2005
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

The Board of Directors unanimously recommends a vote FOR
its nominees and proposals 2 through 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE ☒
Proposal 1. Election of Directors.
☐   FOR ALL NOMINEEES
☐   WITHHOLD AUTHORITY FOR ALL NOMINEES
☐   FOR ALL EXCEPT
          (See instruction below)
NOMINEES:
☐   R.V. Armes
☐   T.P. Capo
☐   W.K. Foster
☐   W.M. Lasky
☐   J.A. Mezera
☐   D.L. Pugh
☐   S. Rabinowitz
☐   R.C. Stark
☐   T.C. Wajnert

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Proposal 2. Approve the Company’s 2005 Restated Annual Management Incentive Plan.
                     ☐   FOR          ☐   AGAINST          ☐   ABSTAIN
Proposal 3. Approve the Company’s 2005 Long Term Incentive Plan.
                     ☐   FOR          ☐   AGAINST          ☐   ABSTAIN
Proposal 4. Ratify the appointment of Ernst & Young LLP as independent auditor for the ensuing year.
                     ☐   FOR          ☐   AGAINST          ☐   ABSTAIN
Proposal 5. In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.
Signature of Shareholder                                                              Date:
Signature of Shareholder                                                              Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.